                           One Market Plaza, Steuart Tower
                                26th Floor, Suite 2650
                             San Francisco, CA 94105-1475

--------------------------------------------------------------------------------
                       NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                     MAY 7, 1998
--------------------------------------------------------------------------------

TO THE SHAREHOLDERS:

     You are invited to attend the Annual Meeting of Shareholders of Building Materials Holding Corporation. The meeting will be held on Thursday, May 7, 1998, at 9:00 a.m. at 720 Park Boulevard, MK-Plaza Auditorium, Boise, Idaho.

     We hope you will be able to attend, but whether or not you plan to attend, it would be very helpful if you would sign the enclosed proxy card and return it in the envelope provided. Voting by proxy will not prevent you from voting in person if you attend the meeting, but will assure that your vote will be counted if you are unable to attend. If you intend to vote at the meeting and your shares are held of record by a broker, bank, or other person, you must bring to the meeting a letter from the entity confirming your beneficial ownership of the shares, and you must bring from such entity a proxy issued in your name.

     The meeting is being held for the following purposes:

     1. To elect directors to serve for the ensuing year and until their successors are elected.

     2. To ratify the selection of Arthur Andersen LLP as the Company's independent accountants for the fiscal year ending December 31, 1998.

     3. To approve the Company's Amended and Restated Non-Employee Director Stock Option Plan.

     4. To approve the Company's First Amendment to the Amended and Restated 1993 Employee Stock Option Plan.

     5. To transact such further or other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has established Monday, March 16, 1998, at the close of business as the record date for the determination of the shareholders entitled to notice of and to vote at this meeting.

     Your vote is important regardless of the number of shares you own. Please sign and date the enclosed proxy and return it promptly in the enclosed self-addressed, postage-paid envelope, so that your shares may be represented. If you attend this meeting, you may vote either in person or by your proxy.

     If you have any questions, please do not hesitate to contact us.




                              Paul S. Street
                              Secretary and General Counsel

Boise, Idaho
March 31, 1998

                           One Market Plaza, Steuart Tower
                                26th Floor, Suite 2650
                             San Francisco, CA 94105-1475


--------------------------------------------------------------------------------

                                   PROXY STATEMENT

--------------------------------------------------------------------------------

                                  TABLE OF CONTENTS

INTRODUCTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

INFORMATION CONCERNING VOTING. . . . . . . . . . . . . . . . . . . . . . . .  1
     General Information . . . . . . . . . . . . . . . . . . . . . . . . . .  1
     Voting Rights and Outstanding Shares. . . . . . . . . . . . . . . . . .  1
     Revocability of Proxies . . . . . . . . . . . . . . . . . . . . . . . .  1

SOLICITATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2

PROPOSAL 1 - ELECTION OF BOARD OF DIRECTORS. . . . . . . . . . . . . . . . .  3
     Nominees for Election as Directors. . . . . . . . . . . . . . . . . . .  3
     Committees and Meetings of the Board of Directors . . . . . . . . . . .  5

PROPOSAL 2 - RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS. . . . . . . . .  6

PROPOSAL 3 - AMENDED AND RESTATED NON-EMPLOYEE DIRECTOR STOCK OPTION
     PLAN. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7

PROPOSAL 4 - FIRST AMENDMENT TO THE AMENDED AND RESTATED
     1993 EMPLOYEE STOCK OPTION PLAN . . . . . . . . . . . . . . . . . . . . 10

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS. . . . . . . . . . . . . . . 14

EXECUTIVE COMPENSATION AND OTHER INFORMATION . . . . . . . . . . . . . . . . 16
     Summary of Cash and Certain Other Compensation. . . . . . . . . . . . . 16
     Stock Option Grants in the Last Fiscal Year . . . . . . . . . . . . . . 18
     Aggregated Stock Options  . . . . . . . . . . . . . . . . . . . . . . . 19
     Compensation of Directors . . . . . . . . . . . . . . . . . . . . . . . 20
     Severance and Change of Control Agreements. . . . . . . . . . . . . . . 20
     Compensation Committee Interlocks and Insider Participation . . . . . . 21


COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION. . . . . . . . . . . .22

PERFORMANCE GRAPH. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .25

CERTAIN RELATIONSHIPS AND OTHER TRANSACTIONS . . . . . . . . . . . . . . . . .26

SHAREHOLDER PROPOSALS. . . . . . . . . . . . . . . . . . . . . . . . . . . . .27

SHAREHOLDER NOMINATION OF DIRECTORS. . . . . . . . . . . . . . . . . . . . . .27

OTHER MATTERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .27

                                     INTRODUCTION

     Building Materials Holding Corporation, a Delaware corporation ("BMHC" or the "Company"), is a recently formed holding company engaged, through its wholly-owned subsidiary, BMC West Corporation ("BMC West"), in the distribution of building materials, selling primarily to professional contractors as well as to project-oriented customers (including professional repair and remodel contractors hired by them).

     BMHC's executive office is in San Francisco, California and BMC West's executive office is in Boise, Idaho. Shareholder services are provided through the BMC West offices.


                            INFORMATION CONCERNING VOTING

GENERAL INFORMATION

     The enclosed proxy is solicited on behalf of the Board of Directors of the Company, for use at the Annual Meeting of Shareholders to be held on Thursday, May 7, 1998, at 9:00 a.m. (the "Annual Meeting"), or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at 720 Park Boulevard, MK-Plaza Auditorium, in Boise, Idaho. The Company intends to mail this Proxy Statement and accompanying proxy card on or about April 1, 1998, to all shareholders entitled to vote at the Annual Meeting.

VOTING RIGHTS AND OUTSTANDING SHARES

     Only holders of record of Common Stock at the close of business on March 16, 1998, will be entitled to notice of and to vote at the Annual Meeting. At the close of business on March 16, 1998, the Company had outstanding and entitled to vote 12,333,762 shares of Common Stock.

     On all matters to be voted upon at the Annual Meeting, each holder of record of Common Stock on such date will be entitled to one vote for each share held.

     All votes will be tabulated by the inspectors of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions, and broker non-votes. Abstentions and broker non-votes will be included in determining the number of shares present and voting at the meeting. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the shareholders and will have the same effect as negative votes. Broker non-votes are not counted for any purpose in determining whether a matter has been approved.

REVOCABILITY OF PROXIES

     Any shareholder giving a proxy pursuant to this solicitation has the power to revoke the proxy at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, One Market Plaza, Steuart Tower, 26th Floor, Suite 2650, San Francisco,
CA 94105-1475, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

                                     SOLICITATION

     The Company will bear the entire cost of solicitation of proxies including preparation, assembly, printing, and mailing of this Proxy Statement, the proxy and any additional information furnished to shareholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries, and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram, or personal solicitation by directors, executive officers, or other regular employees of the Company. No additional compensation will be paid to directors, executive officers, or other regular employees for such services.

                                      PROPOSAL 1

                            ELECTION OF BOARD OF DIRECTORS


     The Board of Directors has nominated nine persons for the nine Board positions presently authorized in the Company's Bylaws. The nine nominees served as directors of the Company and BMC West in 1997. Each director to be elected will hold office until the next annual meeting of shareholders and until a successor is elected and has qualified, or until such director's earlier death, resignation, or removal. Each nominee listed below is currently a director of the Company.

     Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nine nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Board may propose. Each person nominated for election has agreed to serve if elected and the Board has no reason to believe that any nominee will be unable to serve. The nine candidates receiving the highest number of affirmative votes cast at the Annual Meeting will be elected directors of the Company.

NOMINEES FOR ELECTION AS DIRECTORS

GEORGE E. MCCOWN(1) - Mr. McCown (62) is Chairman of the Board of Directors of the Company and has been a director since 1987. He was co-founder and has been a Managing General Partner of the MDC Management Companies, the general partner of the McCown De Leeuw & Co. partnerships, since 1984, and was instrumental in financing and executing the leveraged buy-out of BMC West Corporation in 1987. Mr. McCown currently serves as a director of three publicly held companies:
Nimbus CD International, Inc., FiberMark, Inc. and Vans, Inc. Mr. McCown also serves as a director of several privately held companies.

ROBERT E. MELLOR(2) - Mr. Mellor (54) currently serves as the President and CEO of BMHC, and has served as a director since 1991. Mr. Mellor was previously Of Counsel with the law firm of Gibson, Dunn & Crutcher LLP from 1990 through February 15, 1997. He previously served as the Executive Vice President and Chief Administrative Officer, and as a director of Di Giorgio Corporation from 1987 to 1990. He joined Di Giorgio Corporation in 1976.

DONALD S. HENDRICKSON(1) - Mr. Hendrickson (67) has served as President, Chief Executive Officer, and a director of BMC West since its inception in November 1987. Mr. Hendrickson retired from his role as President and CEO of BMC West in March 1998. Mr. Hendrickson will continue to serve as a director and a consultant of the Company. Mr. Hendrickson currently serves as a Director-at-Large for the Western Building Materials Association.

ALEC F. BECK(5) - Mr. Beck (41) has served as a director since 1996. He was the Vice President of Operations/South for BMC West before his resignation in February 1996. He joined Stripling-Blake Lumber Company, Inc. ("SBLC"), an Austin, Texas building materials retailer, in 1974, and served as President from 1983 to 1995, when certain assets of SBLC were sold to BMC West.

H. JAMES BROWN(2) - Dr. Brown (57) is currently the President and Chief Executive Officer for the Lincoln Institute of Land Management. He previously had been a professor at the John F. Kennedy School of Government at Harvard University since 1978. Dr. Brown previously has served as Director of the Joint Center for Housing Studies at Harvard University and as a director of the State, Local, and Intergovernmental Center at Harvard University and the MIT/Harvard University Joint Center for Urban Studies.

WILBUR J. FIX(2) - Mr. Fix (70) most recently served as Senior Vice President of Allied Stores Corporation from 1987, until his retirement in February of 1993. He also served as Chairman and Chief Executive Officer of The Bon Marche, a subsidiary of Allied Stores Corporation, from 1980 until his retirement. He currently serves as a director of one publicly held company, Vans, Inc., and several privately held companies.

ROBERT V. HANSBERGER(3) - Mr. Hansberger (77) is Chairman of the Board of Directors and past Chief Executive Officer of Futura Corporation, a privately held diversified holding company. Mr. Hansberger, a founder of Boise Cascade Corporation, served as its President, Chief Executive Officer and Chairman of the Board of Directors from 1957 to 1972.

GUY O. MABRY(2) - Mr. Mabry (71) served as Executive Vice President of Owens-Corning Fiberglas Corporation from 1986 until his retirement in 1990. Mr. Mabry was a Senior Vice President of Owens-Corning from 1980 to 1986.

PETER S. O'NEILL(4) - Mr. O'Neill (61) is the founder of O'Neill Enterprises, Inc., a residential development company, and has served as its President since 1989. He previously founded River Run Development Company in 1979, which received the Award for Excellence from the Urban Land Institute in 1990, for its planned community development of River Run in Boise, Idaho. Mr. O'Neill has served as a director of various local and national economic, urban development, and conservation organizations, including the M.I.T./Harvard University Joint Center for Urban Studies and the Nature Conservancy of Idaho. He is a member of the Urban Land Institute and is currently serving as a director of Idaho Power Company.

------------------------------
(1)  Director since 1987
(2)  Director since 1991
(3)  Director since 1988
(4)  Director since 1993
(5)  Director since 1996

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

     During the fiscal year ended December 31, 1997, the Board of Directors held six meetings. The Board of Directors has an Audit and Budget Committee and a Compensation Committee.

     The Audit and Budget Committee may take any and all actions which may be taken by the Board of Directors of the Company to review and supervise the financial controls of the Company, including selecting the Company's independent public accountants, reviewing the Company's financial statements, acting upon recommendations of the independent public accountants, reviewing the Company's proposed budgets, and taking such further actions as the Committee deems necessary. The 1997 Audit and Budget Committee was composed of Messrs. Fix, Beck, Brown, and O'Neill, and met four times during the fiscal year ended December 31, 1997.

     The Compensation Committee may take any and all actions which may be taken by the Board of Directors of the Company with respect to recommending salaries and incentive compensation for the directors, executive officers, employees of and consultants to the Company, including, but not limited to, recommendations concerning the issuance of stock and options of the Company to such persons or entities. The 1997 Compensation Committee was composed of Messrs. Hansberger and Mabry, and met once during the fiscal year ended December 31, 1997.
(Mr. Mellor served on the Compensation Committee until February 6, 1997, when he was named the President and Chief Executive Officer of BMHC.) The Board of Directors plans to appoint a third member of the Compensation Committee for 1998.

     During the fiscal year ended December 31, 1997, all directors attended at least 75% of the aggregate of the meetings of the Board of Directors and all committees of the Board of Directors of which they were members.

     For information regarding compensation received by a director, see "Executive Compensation and Other Information-Compensation of Directors" and "Certain Relationships and Other Transactions."


     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF
PROPOSAL 1.

                                      PROPOSAL 2

                    RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has selected Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending December 31, 1998, and has further directed that management submit the selection of independent public accountants for ratification by the shareholders at the Annual Meeting. Arthur Andersen LLP has audited BMC West's financial statements since its inception in 1987. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and respond to appropriate questions.

     Shareholder ratification of the selection of Arthur Andersen LLP as the Company's independent public accountants is not required by the Company's Bylaws or otherwise. However, the Board of Directors is submitting the selection of Arthur Andersen LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Board of Directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board of Directors, in its discretion, may direct the appointment of a different independent public accounting firm at any time during the year if the Board of Directors determines that such a change would be in the best interests of the Company and its shareholders.

     The affirmative vote of the holders of a majority of the shares represented at the Annual Meeting will be required to ratify the selection of Arthur Andersen LLP. As a result, all shares represented at the meeting but not voted and all shares voted to abstain have the effect of a negative vote.


     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF PROPOSAL
2.

                                      PROPOSAL 3

            AMENDED AND RESTATED NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

     BMC West's Board of Directors and shareholders have previously adopted and approved the 1993 Non-Employee Director Stock Option Plan (the "Director Plan") which expires on October 28, 1998. A total of 97,500 shares of Common Stock were reserved for issuance under the Director Plan, of which stock option grants have been made for 69,750 shares and 27,750 shares remain available for future grants.

     On February 19, 1998, the Board of Directors authorized amendments to the Director Plan in the Amended and Restated Non-Employee Director Stock Option Plan (the "Amended Director Plan"), subject to shareholder approval, as follows:
(i) to increase the number of shares of Common Stock reserved for issuance under the Director Plan by 90,000 shares and (ii) extend the expiration date of the Director Plan from October 28, 1998 to February 19, 2008.

     The Board of Directors believes that the Amended Director Plan is necessary for the Company to attract and retain the best available people to service as directors and to compensate them for their services in working with the Company to increase shareholder value.

     Shareholders are requested in Proposal 3 to approve the Amended Director Plan. The affirmative vote of the holders of a majority of the shares represented and entitled to vote at the Annual Meeting will be required to approve the Amended Director Plan.

     The following table sets forth the number of shares of Common Stock subject to options which will be granted under the Amended Director Plan, on May 7, 1998, contingent upon shareholder approval of the Amended Director Plan. Each option will have an exercise price of the closing market price of the stock on the day before the options are granted.


          NAME OF DIRECTOR         NUMBER OF SHARES TO BE GRANTED
          ----------------         ------------------------------
          Alec F. Beck                       2,250
          H. James Brown                     2,250
          Wilbur J. Fix                      2,250
          Robert V. Hansberger               2,250
          Guy O. Mabry                       2,250
          Peter S. O'Neill                   2,250


     George F. McCown, Chairman of the Board, does not receive stock options from either the Director Plan or the Amended Director Plan. See "Compensation of Directors" for details on Mr. McCown's compensation. See also "Security Ownership of Certain Beneficial Owners" for information regarding options previously granted under the Director Plan.

     The essential features of the Amended Director Plan are summarized below. However, the following summary is not intended to be complete and is subject in all respects to the provisions of the Amended Director Plan which is available from the Company for inspection.

GENERAL

     The Amended Director Plan provides for an annual, nondiscretionary, automatic grant of nonstatutory stock options to persons serving as nonemployee directors ("Non-employee Directors"). Options granted under the Amended Director Plan are not intended to qualify as incentive stock options under the Internal Revenue Code. See Tax Treatment of Stock Options" for a discussion of the tax treatment of stock options.

PURPOSE

     The purpose of the Amended Director Plan is to retain the services of persons now serving as Non-employee Directors and compensate them for their best efforts on behalf of the Company and its shareholders. The Company also expects that the Company and its shareholders will benefit from the alignment with the interests of shareholders which results from tying a portion of the directors' compensation directly to shareholder value.

NONDISCRETIONARY GRANTS

     The Amended Director Plan provides for automatic, nondiscretionary grants of options of 2,250 shares of Common Stock annually to Non-employee Directors. The first grant of options occurred on October 29, 1993, when the Director Plan was approved. If the Amended Director Plan is approved by the shareholders, stock options for 2,250 shares each will continue to be automatically granted to the Non-employee Directors at the Annual Meeting on May 7, 1998, and at each annual meeting thereafter.

ELIGIBILITY

     The Amended Director Plan provides that each Non-employee Director is automatically eligible for stock options. Six of the Company's nine proposed Directors (all except Messrs. Mellor, McCown, and Hendrickson) are eligible to participate in the Amended Director Plan in 1998.

STOCK SUBJECT TO THE AMENDED DIRECTOR PLAN

     The number of shares of the Company's Common Stock authorized to be subject to options granted under the Amended Director Plan will be 187,500 shares. If an option granted under the Amended Director Plan expires or terminates without being exercised, the shares not purchased pursuant to such option will be available for options thereafter granted under the Amended Director Plan.

TERMS OF OPTIONS

     Each option expires 10 years after the grant date. The exercise price per share under the Amended Director Plan is the fair market value of a share on the grant date. Under the Amended Director Plan, options are subject to limited transferability by the original option holder and subject to the approval of the Compensation Committee or the Board of Directors. Options become exercisable on the earlier of the first anniversary of the grant date or the day immediately prior to the next annual meeting of shareholders, providing the optionee continues to serve as a director. Following termination of membership on the Board of Directors, for any reason, an option that is held on the date of termination may be exercised at any time within the remaining term of the Option, according to the exercise schedule set forth in the Amended Director Plan. The options may be accelerated in the event of a change of control as defined in the Amended Director

Plan. The exercise price may be paid in cash, Common Stock of the Company or through a so-called "cashless exercise."

ANTI-DILUTION PROVISIONS

     If at any time during the term of the Amended Director Plan the total number of shares of the Company's Common Stock outstanding is increased by a stock dividend, subdivision, or split-up of such outstanding shares, or decreased by a combination or reverse stock split of such outstanding shares, then concurrently with the effectiveness of such increase or decrease, the number of shares of the Company's Common Stock authorized to be subject to options granted under the Amended Director Plan will be proportionately increased or decreased.

DURATION OF AMENDED DIRECTOR PLAN

     The Amended Director Plan will extend the expiration of the Director Plan from October 28, 1998 to February 19, 2008. The Board of Directors may alter, suspend, or discontinue the Amended Director Plan. However, the approval of the holders of a majority of the Company's Common Stock is required for any alteration or amendment of the Amended Director Plan that would operate to increase the total number of shares reserved for purposes of the Amended Director Plan or that would extend the term of the Amended Director Plan or the maximum option period.

     NONSTATUTORY OPTIONS. The grant of a Nonstatutory Option is generally not a taxable event for the optionee. Upon exercise of the option, the optionee will generally recognize ordinary income in an amount equal to the excess of the fair market value of the stock acquired upon exercise of the Nonstatutory Option ("Nonstatutory Option Shares") (determined as of the date of the exercise) over the exercise price of such option, and the Company will be entitled to a deduction equal to such amount. A subsequent sale of the Nonstatutory Option Shares generally will give rise to capital gain or loss equal to the difference between the sales price and the sum of the exercise price paid for such shares plus the ordinary income recognized with respect to such shares.

     MISCELLANEOUS TAX ISSUES. The Amended Director Plan provides that, in the event of certain changes in ownership or control of the Company, the right to exercise options otherwise subject to a vesting schedule may be accelerated. In the event such acceleration occurs and depending upon the individual circumstances of the recipient, certain amounts with respect to such options may constitute "excess parachute payments" under the "golden parachute" provisions of the Code. Pursuant to these provisions, a recipient will be subject to a 20% excise tax on any "excess parachute payment" and the Company will be denied any deduction with respect to such payment.

     In certain instances, the Company may be denied a deduction for compensation (including compensation attributable to options) to certain officers of the Company to the extent the compensation exceeds $1 million in a given year.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF PROPOSAL
3.

                                      PROPOSAL 4

                     FIRST AMENDMENT TO THE AMENDED AND RESTATED
                           1993 EMPLOYEE STOCK OPTION PLAN

     The Company previously adopted and approved the Amended and Restated 1993 Employee Stock Option Plan (the "Plan"). A total of 375,000 shares of Common Stock are presently reserved for issuance under the Plan, of which options for 360,445 shares have been granted. Only 14,555 shares remain available for future grants.

     On February 19, 1998, the Board of Directors authorized the increase of the number of shares of Common Stock reserved for issuance under the Plan since only 14,555 shares remain available in the Plan. The shares under the Plan are to be increased by 350,000 shares and the term of the Plan is to be extended from October 28, 2004, to February 19, 2009.

     The essential features of the Plan remain the same and are summarized below. However, the following summary is not intended to be complete and is subject in all respects to the provisions of the Plan which is available from the Company for inspection.

     Shareholders are requested in Proposal 4 to approve the increase of 350,000 shares in the Plan and the extension of the term of the Plan. The affirmative vote of the holders of a majority of the shares represented and entitled to vote at the meeting will be required to approve the amendment to the Plan.

GENERAL

     Options granted under the Plan may be "incentive stock options" as defined in Section 422A of the Internal Revenue Code of 1986, as amended (the "Code"), or nonstatutory options, as determined by the Compensation Committee. See "Tax Treatment of Stock Options" for a discussion of the tax treatment of stock options.

PURPOSE

     The Plan was adopted in 1993 to aid the Company in securing and retaining key employees and to align their interests with the shareholders. In addition, the Company expects that the Company and its shareholders will benefit from the added interest which the employees will have in the welfare of the Company as a result of their proprietary interest in the Company's success. Stock options encourage longevity in service to the Company and give employees incentive to maximize their efforts to enhance the profitability of the Company. The Board of Director's proposed increase in the number of shares in the Plan and the extension of the termination date continues to represent the Company's commitment to retaining valued employees.

ADMINISTRATION

     The Plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee has the power and authority to interpret the Plan and, subject to the provisions of the Plan, to select the persons to whom options are granted and to determine when the options are granted, whether the options will be incentive or nonstatutory options, the number of shares to be subject to each option, when all or a portion of the option may be exercised, the exercise price, which may not be less than fair market value of the shares on the date the option is granted, and such other option terms as the Compensation Committee may deem necessary or desirable. Subject to the general limitations of the Plan, the Compensation Committee has the discretion to make adjustments to the exercise price, the number of shares subject to an option, or the term of an option by amending the outstanding option or by canceling the outstanding option and granting a new option. Such amended options may have exercise prices which are less than the exercise price of the previous option, but the exercise price may not be less than the fair market value of the Common Stock on the date of amendment of the option or regrant of the option.

ELIGIBILITY

     Options may be granted under the Plan to any officer or employee of or consultant to the Company selected by the Compensation Committee.

STOCK SUBJECT TO THE PLAN

     The number of shares of the Company's Common Stock authorized to be subject to options granted under the Plan is increased by an additional 350,000 shares. The total number of shares reserved in the Plan is being increased from 375,000 to 725,000 shares. The Board of Directors has not made any determination regarding future option grants under the amended Plan if the amendment is approved.

TERMS OF OPTIONS

     No shares may be purchased pursuant to an option granted under the Plan after the expiration of 10 years from the date of grant of the option. Options granted under the Plan expire 90 days after an optionee's employment with the Company is terminated for any reason, unless the termination is by reason of the optionee's death, disability, or retirement. In the case of an optionee's death or disability, an option, to the extent vested, does not expire until one year after such termination. However, if an optionee retires, an option, to the extent vested, does not expire until three years after such retirement. If an employee is terminated for cause, the option immediately terminates. In the event of a change in control, all of the options become immediately vested. Under the Plan, participants who retire after age 55 or older may, under certain circumstances, exercise options which have become vested for a period of up to three years following retirement, so long as the term of the applicable option has not expired. Employees who retire at age 60 or older, with at least 15 years of service with the Company and predecessor companies, vest 50% of their unvested options and an additional 5% of their unvested options vest for each year of service beyond 15 years. All shares held by employees retiring at age 60 or older vest in full after 25 years of service.

     There are additional restrictions on the grant of incentive stock options to persons who own 10% or more of the Company's Common Stock. The exercise price of options granted under the Plan must be at least 100% of the fair market value of the Common Stock on the date of grant and may be paid in cash, shares of Common Stock owned by an optionee valued at the market value thereof on the date of exercise, or through a so-called "cashless exercise."

RESTRICTIONS ON TRANSFER

     Under the Plan, options are subject to limited transferability by the original option holder subject to the approval of the Compensation Committee or Board of Directors.

ANTI-DILUTION PROVISIONS

     If at any time during the term of the Plan the total number of shares of the Company's Common Stock outstanding is increased by a stock dividend, subdivision, or split-up of such outstanding shares, or decreased by a combination or reverse stock split of such outstanding shares, then concurrently with the effectiveness of such increase or decrease, the number of shares of the Company's Common Stock subject to options granted under the Plan will be proportionately increased or decreased.

DURATION AND AMENDMENT OF PLAN

     The term during which options may be granted under the Plan is extended from October 28, 2004 to February 19, 2009. The Board of Directors may alter, suspend, or discontinue the Plan. However, the approval of the holders of a majority of the Company's Common Stock is required for any alteration or amendment of the Plan that would operate to increase the total number of shares reserved for purposes of the Plan or that would extend the term of the Plan or the maximum option period.

TAX TREATMENT OF STOCK OPTIONS

     The following is a brief description of the federal income tax treatment which will generally apply to options granted under the Company's stock option plans, based on federal income tax laws in effect on the date of this Proxy Statement.

     INCENTIVE OPTIONS. Pursuant to the Plan, employees may be granted options which are intended to qualify as incentive stock options ("Incentive Options") under the provisions of Section 422 of the Code. Generally, the optionee is not taxed and the Company is not entitled to a deduction on the grant or the exercise of an Incentive Option. However, if the optionee sells the shares acquired upon the exercise of an Incentive Option ("Incentive Option Shares") at any time after the later of (a) one year after the date of transfer of shares to the optionee pursuant to the exercise of such Incentive Option and (b) two years after the date of grant of such Incentive Option (the "Incentive Option holding period"), then the optionee will recognize capital gain or loss equal to the difference between the sales price and the exercise price paid for the Incentive Option Shares, and the Company will not be entitled to any deduction. If the optionee disposes of the Incentive Option Shares at any time during the Incentive Option holding period, then (1) the optionee will recognize capital gain in an amount equal to the excess, if any, of the sales price over the fair market value of the Incentive Option Shares of the date of exercise, (2) the optionee will recognize ordinary income equal to the excess, if any, of the lesser of the sales price or the fair market value of the Incentive Option Shares on the date of exercise, over the exercise price paid for the Incentive Option Shares, (3) the optionee will recognize capital loss equal to the excess, if any, of the exercise price paid for the Incentive Option Shares over the sale price of the Incentive Option Shares, and (4) the Company will generally be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the optionee.

     NONSTATUTORY OPTIONS. The grant of a Nonstatutory Option is generally not a taxable event for the optionee. Upon exercise of the option, the optionee will generally recognize ordinary income in an amount equal to the excess of the fair market value of the stock acquired upon exercise of the Nonstatutory Option ("Nonstatutory Option Shares") (determined as of the date of the exercise) over the exercise price of such option, and the Company will be entitled to a deduction equal to such amount. A subsequent sale of the Nonstatutory Option Shares generally will give rise to capital gain or loss equal to the difference between the sales price and the sum of the exercise price paid for such shares plus the ordinary income recognized with respect to such shares.

     MISCELLANEOUS TAX ISSUES. The Plan provides that, in the event of certain changes in ownership or control of the Company, the right to exercise options otherwise subject to a vesting schedule may be accelerated. In the event such acceleration occurs and depending upon the individual circumstances of the recipient, certain amounts with respect to such options may constitute "excess parachute payments" under the "golden parachute" provisions of the Code. Pursuant to these provisions, a recipient will be subject to a 20% excise tax on any "excess parachute payment" and the Company will be denied any deduction with respect to such payment.

     In certain instances, the Company may be denied a deduction for compensation (including compensation attributable to options) to certain officers of the Company to the extent the compensation exceeds $1 million in a given year.


     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF PROPOSAL
4.

                   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of March 16, 1998, by each person who is known by the Company to own beneficially more than 5% of BMHC's Common Stock. The table also shows information concerning beneficial ownership by all directors, each executive officer named in the Summary Compensation Table, and by all directors and executive officers as a group.

                              BENEFICIAL OWNERSHIP TABLE
--------------------------------------------------------------------------------

                                                          Beneficial Ownership(1)
                                                          --------------------
                                                         Number of      Percent of
Beneficial Owner                                           Shares        Total(2)
----------------                                           ------        -----
ICM Asset Management, Inc.
601 Main Avenue, Suite 917
Spokane, WA 99201                                         1,315,000        10.7

Dimensional Fund Advisors
1299 Ocean Ave., 11th Floor
Santa Monica, CA  90401                                     883,300         7.2

Wellington Management Company
75 State Street
Boston, MA  02109                                           682,000         5.5

Directors and Executive Officers:

  George E. McCown, Chairman of the Board of Directors      109,720           *

  Robert E. Mellor, President and Chief Executive
    Officer and Director(5)                                  41,500           *

  Robert L. Becci, Vice President and Controller(4),(5)      11,954           *

  Richard F. Blackwood, Senior Vice President(4), (5)        55,205           *

  Leroy D. Custer, Vice President of Marketing &
    Purchasing of BMC West(4), (5)                           34,081           *

  Ellis C. Goebel, Senior Vice President - Finance
  and Treasurer                                              49,829           *

  Steven H. Pearson, Vice President of Human Resources       43,362           *

  Alec F. Beck, Director(5)                                   8,556           *

  H. James Brown, Director(5)                                18,750           *


                                         -14-


  Wilbur J. Fix, Director(5)                                 21,750           *

  Robert V. Hansberger, Director(3), (5)                     35,250           *

  Donald S. Hendrickson, Director, Retired
  President & Chief Executive Officer of BMC
  West  (4), (5), (7)                                       161,393        1.3%

  Guy O. Mabry, Director(5)                                  13,750           *

  Peter S. O'Neill, Director 5                               18,750           *

All directors and executive officers as a group
  (14 persons):(6)                                          623,850        5.0%



--------------------
*    Represents holdings of less than 1%.

(1) This table is based upon information supplied by officers, directors, and principal shareholders and Schedules 13D and 13G, if any, filed with the Securities and Exchange Commission ("SEC"). Unless otherwise indicated in the footnotes to this table and subject to the community property laws where applicable, each of the shareholders named in this table has sole voting and investment power with respect to the shares shown as beneficially owned by it.

(2) Applicable percentage of ownership is based on 12,333,762 outstanding shares of the Company's Common Stock, adjusted as required by rules promulgated by the SEC.

(3) Includes 16,500 shares held of record by Mr. Hansberger's spouse. Mr. Hansberger disclaims beneficial ownership of these shares.

(4) Includes shares purchased through the Company's 401(k) Plan and held indirectly during 1996: Mr. Hendrickson, 1,035.972; Mr. Becci, 722.949; Mr. Blackwood, 864.723; Mr. Custer, 742.944; Mr. Goebel, 722.949;
     Mr. Pearson, 722.949. These figures represent the shares purchased through the Company's 401(k) Plan and held indirectly as of 1996, since the shares for the 1997 fiscal year had not been allocated as of the date of this Proxy Statement.

(5) Includes shares which certain directors and executive officers of the Company have the right to acquire within 60 days after the date of this table pursuant to outstanding options as follows: Mr. Hendrickson, 85,108; Mr. Mellor, 26,500; Mr. Becci, 11,232; Mr. Blackwood, 45,216; Mr. Custer, 15,999; Mr. Goebel, 25,670; Mr. Pearson, 22,640; Mr. Beck, 4,500;
     Mr. Brown, 18,750; Mr. Fix, 18,750; Mr. Hansberger, 18,750; Mr. Mabry, 11,250; Mr. O'Neill, 18,750; all directors and executive officers as a group, 323,115.

(6)  Includes shares described in the notes above.

(7)  Mr. Hendrickson has disclaimed beneficial ownership of 11,500 shares.

                     EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table sets forth certain summary information concerning compensation paid to or accrued by the Company on behalf of the Company's chief executive officer and each of the other executive officers of the Company (determined as of the end of the last fiscal year) (the "Named Executive Officers") for the fiscal years ended December 31, 1995, December 31, 1996, and December 31, 1997.

                              SUMMARY COMPENSATION TABLE
-------------------------------------------------------------------------------



                                                                                  Long-Term
                                                                                Compensation
                                                                                ------------
                                   Annual Compensation                             Awards
-------------------------------------------------------------------------------------------------------
                                                                    Other
        Name                                                        Annual      Securities    All Other
        and                                                         Compen-     Underlying     Compen-
     Principal                                                      sation       Options       sation
     Position            Year      Salary($)      Bonus($)(1)       ($)(2)         (#)         ($)(5)
-------------------------------------------------------------------------------------------------------
Robert E. Mellor         1997      240,624        181,240                --       100,000(6)    18,213
President and Chief
Executive Officer        1996          N/A            N/A               N/A           N/A          N/A

                         1995          N/A            N/A               N/A           N/A          N/A
-------------------------------------------------------------------------------------------------------
Donald S. Hendrickson    1997      245,840        214,953                --         9,125(4)    45,089
Retired President and
Chief Executive Officer  1996      211,667        244,310                --         6,070(4)    30,891
of BMC West
                         1995      181,667        164,657                --         6,070(3)    29,391
-------------------------------------------------------------------------------------------------------
Richard F. Blackwood     1997      155,000         70,412                --         6,000(4)    30,773
Senior Vice President
and President of the     1996      150,000         99,704                --         6,000(4)    21,239
Intermountain Division
of BMC West              1995      136,667         63,350                --         3,065(3)    20,098
-------------------------------------------------------------------------------------------------------
Ellis C. Goebel          1997      140,500         75,763                --         4,040(4)    22,932
Senior Vice President -
Finance and Treasurer    1996      118,333         74,698                --         2,685(4)    15,817

                         1995      106,667         47,482                --         2,410(3)    16,921
-------------------------------------------------------------------------------------------------------
Robert L. Becci          1997      122,500         56,508                --         4,040(4)    22,960
Vice President and
Controller               1996      118,333         76,664                --         2,685(4)    15,907

                         1995      106,667         47,482                --         2,410(3)    16,925
-------------------------------------------------------------------------------------------------------
Steven H. Pearson        1997      120,000         55,355                --         4,000(4)    22,391
Vice President of
Human Resources          1996      116,667         73,646            38,970         2,630(4)    15,790

                         1995      106,667         47,842                --         2,410(3)    16,921
-------------------------------------------------------------------------------------------------------
Leroy D. Custer          1997      115,000         53,453            14,840         4,000(4)    21,238
Vice President of
Marketing and            1996      113,333         66,780            12,948         2,520(4)    15,819
Purchasing of BMC West
                         1995      106,667         47,482                --         2,410(3)    16,280
-------------------------------------------------------------------------------------------------------


--------------------
(1) Each year the Company has adopted a bonus plan for key management personnel, including executive officers. For the fiscal year ended December 31, 1997, of the Company's 3,514 employees, 307 were eligible to participate in the bonus plan. For 1997, the aggregate amount available for allocation to executive officers under the bonus plan was 5.2% of the Company's net income after taxes and an additional 1.0% for BMC West's President and Chief Executive Officer. The final size of the pool is determined by the Compensation Committee, and distribution of the pool was based on each person's salary as a percent of the total, and individual officer performance against predetermined objectives.

     The President and Chief Executive Officer of BMHC also participates in a bonus plan. For 1997, the bonus under the plan was based 50% on the performance of BMHC and 50% on the discretion of the Compensation Committee. In 1997, Mr. Mellor received an option for 50,000 shares at the fair market value on the grant date vesting over five years and an option for an additional 50,000 shares of Common Stock at the fair market value on the grant date with accelerated vesting if the Company's stock reaches certain price levels. The additional vesting of the option grant of 50,000 shares is based upon BMHC achieving certain stock price levels designated by the Compensation Committee provided, however, the options will vest in the year 2002. The total bonus paid to BMHC's President and Chief Executive Officer for 1997, was $181,240 and no performance stock options were vested.

(2) Consists of income received on the exercise of options equal to the difference between the exercise price and the market price as of the date of exercise. Certain incidental personal benefits furnished to executive officers of the Company (not otherwise disclosed in this Proxy Statement) may result from expenses incurred by the Company in the interest of attracting and retaining qualified personnel. The incremental cost to the Company of providing such incidental personal benefits did not, for fiscal year 1997, exceed the lesser of $50,000 or 10% of the compensation reported in the above compensation table for any Named Executive Officer, or, with respect to all executive officers as a group, the lesser of $50,000 multiplied by the number of persons in such group or 10% of the compensation reported in the table for the group.

(3) The Company has no stock appreciation rights (SARs). The awards consist of stock options granted under the Amended and Restated 1992 Non-Qualified Stock Option Plan. Options vest at a rate of 20% per year, unless, pursuant to the terms of the plan, the vesting schedule is accelerated by the Compensation Committee of the Board of Directors.

(4) The awards consist of stock options granted under the Amended and Restated 1993 Employee Stock Option Plan. Options vest at a rate of 20% per year unless, pursuant to the terms of the plan, the vesting schedule is accelerated by the Compensation Committee of the Board of Directors.

(5) Consists of the Company's matching payments under its savings and retirement plan (the "401(k) Plan"). The 401(k) Plan is intended to qualify under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and has a cash or deferred arrangement intended to qualify under Section 401(k) of the Code. Under the 401(k) Plan's cash or deferred arrangement, eligible employees may elect to contribute on a tax-deferred basis from 1% to 15% of their total compensation, subject to statutory limitations. Prior to April 1, 1997, the Company matched 50% of the first 2% of an employee's contribution and 25% of the next 3% of an employee's contribution. As of April 1, 1997, the Company matched 50% of the first 3% and 25% of the next 2% of an employee's contribution. Plan participants invest their individual accounts in selected investment alternatives made available under the 401(k) Plan. The Company's matching contributions during the last fiscal year to the Named Executive Officers were as follows: Donald S. Hendrickson, $4,047; Robert L. Becci, $3,613; Robert E. Mellor, $2,750; Richard F. Blackwood, $3,935; Leroy D. Custer, $3,301; Ellis C. Goebel, $3,586; Steven H. Pearson, $3,514.















     Effective January 1, 1993, BMC West adopted a supplemental employee retirement plan ("SERP") to supplement BMC West's 401(k) Plan. The goal is to provide an overall plan enabling employees to retire at age 65 with 30 years of service at an income level of at least 60% of pre-retirement pay. The retirement value target takes into consideration Social Security and 401(k) Plan benefits. For 1997, the Company has agreed to fund the SERP for executive officers with funds between 10.8%-13.3% of each executive officer's current base salary (these contributions are included in the table). Contributions are based on a percentage of the Company's earnings after taxes, up to an amount not to exceed 15% of base salaries. Contributions made with respect to participants who are not considered highly compensated individuals under IRS regulations are used to acquire shares of the Company's Common Stock. These contributions are allocated based upon individual base salary in excess of $20,000 and are added to the participants' 401(k) Plan accounts. Highly compensated individuals participate in a non-qualified, unfunded plan in which they receive a number of units determined by dividing the allocated contribution by the average year-end closing price of the Company's Common Stock for the prior five years. The value of such a participant's account at any time is equal to the number of units multiplied by the five-year average stock price as of the immediately preceding fiscal year-end. The Company funds distributions by purchasing cash value life insurance on participants, which is owned by the Company. The Company maintains a qualifying trust, which is subject to claims of creditors, in order to otherwise assure payment of benefits to participants.

(6) During 1997, as an additional incentive to attract a member of senior management, the Board of Directors granted options covering 50,000 shares to Mr. Mellor under the Plan. These options vest at a rate of 20% annually for a period of five years. On February 5, 1997, Mr. Mellor was also granted options to purchase an additional 50,000 shares outside of the Company's stock option plans. These options are not exercisable until BMHC achieves certain stock price levels designated by the Compensation Committee provided, however, the options will vest in the year 2002.

STOCK OPTION GRANTS IN THE LAST FISCAL YEAR

     During 1997, the Board of Directors granted stock options under the Plan. The Company has reserved 375,000 shares of its Common Stock for issuance upon exercise of options granted to selected directors, executive officers and key employees of the Company under the Plan. The Plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee has the authority to determine to whom options shall be granted, the number of shares subject to each option, when the options may be exercised, and the exercise price. Proposal 4 in this Proxy Statement recommends increasing the number of shares covered by the Plan by an additional 350,000 to 725,000 and extending the expiration date of the Plan for an additional five (5) years, from October 28, 2004 to February 19, 2009.

     The following table contains information concerning the stock options granted to the Named Executive Officers under the Company's Plan during the last fiscal year.

                          OPTION GRANTS IN LAST FISCAL YEAR
--------------------------------------------------------------------------------



                                   Individual Grants
                         -------------------------------------------------------
                                           % of Total
                         Number of          Options
                         Securities        Granted to
                         Underlying        Employees   Exercise
                          Options          in Fiscal    Price         Expiration      Grant Date
     Name                Granted (#)(1)     Year(2)   ($/Sh)(3)         Date      Present Value ($)(4)
     ----                --------------    ---------  ---------       ----------  --------------------
Robert E. Mellor(5)       100,000            45.1       12.50         02/06/07       $  594,000
Donald S. Hendrickson       9,125             4.1       12.50         02/06/07       $   54,197
Robert L. Becci             4,040             1.8       12.50         02/06/07       $   23,993
Richard F. Blackwood        6,000             2.7       12.50         02/06/07       $   35,640
Leroy D. Custer             4,000             1.8       12.50         02/06/07       $   23,760
Ellis C. Goebel             4,040             1.8       12.50         02/06/07       $   23,998
Steven H. Pearson           4,000             1.8       12.50         02/06/07       $   23,760


--------------------

(1) Options vest at a rate of 20% a year, unless, pursuant to the terms of the Plan, the vesting schedule is accelerated by the Compensation Committee of the Board of Directors. In the event of a change of control, as defined in the Plan, all outstanding options become exercisable immediately. Options expire 90 days after an optionee's employment with the Company is terminated for any reason, unless the termination is by reason of the optionee's death, permanent disability, or retirement. In the case of an optionee's death or disability, an option, to the extent vested, does not expire until one year after such termination. However, if an optionee retires, an option, to the extent vested, does not expire until three years after such termination. Options expire 10 years from the grant date. As of December 31, 1997, 20% of the options granted to executive officers and key employees in the last fiscal year were vested and are fully exercisable.

(2) Of the Company's 3,514 employees, 84 were granted options under the Plan, two were granted options under the Amended and Restated 1992 Non-Qualified Stock Option Plan ("1992 Plan"), and one was granted options outside of the Company's stock option plans. During the 1997 fiscal year the total number of shares granted to executive officers and key employees was as follows:
     163,670 shares (Mr. Mellor received a grant for 50,000 shares) from the Plan, 8,000 shares from the 1992 Plan, and 50,000 shares (a grant to Mr. Mellor) from outside the Company's stock option plans.

(3) Represents the closing market price of the Company's Common Stock on the day immediately preceding the grant date.

(4) The Company used the Black-Scholes model of option valuation to determine grant date present value. The Company does not advocate or necessarily agree that the Black-Scholes model can properly determine the value of an option. The actual value that an executive officer may realize will depend on the market value of the Company's stock at a future date and may be more or less than the amount calculated. Estimated values under the Black-Scholes model are based on (a) an expected life of six years; (b) an interest rate that represents the interest rate on a U.S. Treasury Bond with a maturity date corresponding to that of the options term;
     (c) volatility calculated using monthly stock prices for six years prior to the grant date; and (d) a zero future dividend yield.

(5) During 1997, as an additional incentive to attract a member of senior management, the Board of Directors authorized options covering 50,000 shares to Mr. Mellor under the Plan. These options vest at a rate of 20% annually for a period of five years. On February 5, 1997, Mr. Mellor was granted options to purchase an additional 50,000 shares outside of the Company's stock option plans. These options are not exercisable until BMHC achieves certain stock price levels designated by the Compensation Committee provided, however, the options will vest in the year 2002.

AGGREGATED STOCK OPTIONS

     The following table provides information concerning aggregated unexercised stock options held as of the end of the last fiscal year and exercises of options during the last fiscal year by the Named Executive Officers.

   AGGREGATED OPTIONS/ EXERCISES IN LAST FISCAL YEAR AND FY END OPTION VALUES

--------------------------------------------------------------------------------




                                                  Number of Securities Underlying         Value of Unexercised
                                                    Unexercised Options at               In-the-Money Options at
                                                      December 31, 1997(1)               December 31, 1997(1),(2)
                           Shares
                          Acquired       Value
     Name                on Exercise    Exercised   Exercisable    Unexercisable     Exercisable    Unexercisable
     ----                -----------    ---------   -----------    -------------     -----------    -------------
Robert E. Mellor           -----          -----        26,500         90,000          $ 28,725            0
Donald S. Hendrickson      -----          -----        85,108         14,699          $572,723            0
Robert L. Becci            -----          -----        11,232          6,290          $ 17,171            0
Richard F. Blackwood       -----          -----        45,216         10,271          $292,882            0
Leroy D. Custer            1,300         14,840        15,999          6,159          $ 60,939            0
Ellis C. Goebel            -----          -----        25,670          6,290          $151,300            0
Steven H. Pearson          -----          -----        22,640          6,225          $123,430            0

--------------------
(1) The table includes options vested under the 1991 Senior Original Shareholders Management Plan, the 1991 Field Management Plan, the 1992 Amended and Restated Stock Option Plan, the 1993 Employee Stock Option Plan and the Amended and Restated 1993 Plan as of December 31, 1997, and from outside the Company's stock option plans, valued at the closing market price of the stock on December 31, 1997.

(2) Value in these columns is the aggregate amount by which the market price per share of $10.50 at December 31, 1997, exceeded the respective exercise prices of the options:


COMPENSATION OF DIRECTORS

     In 1997, the Company paid directors who are not employees of the Company a quarterly fee of $2,500 for services on the Board of Directors, together with a fee of $2,000 for each meeting of the Board of Directors they attended. In addition, the directors were paid a fee of $2,000 for each committee meeting of the Board of Directors they attended ($1,000 if the committee meeting was held in conjunction with a Board of Directors meeting, or was held via telephone and lasted less than four hours). All of the directors are reimbursed for their expenses for each Board of Directors and committee meeting attended.

     George E. McCown received a fee of $150,000 in 1997, for his service as Chairman of the Board of Directors. Mr. McCown does not receive quarterly or meeting fees or stock options from the Company's Non-Employee Director Stock Option Plans.

     The Company entered into a one year Consulting Agreement with Donald S. Hendrickson, in April 1998, for $150,000.

     On October 28, 1993, the Board of Directors adopted and BMC West's shareholders subsequently ratified the Director Plan. See Proposal 3 for information regarding the Amended Director Plan.

SEVERANCE AND CHANGE OF CONTROL AGREEMENTS

     Each of the Named Executive Officers has entered into an agreement with the Company under a Severance Plan for Certain Executive Officers, Senior Management, and Key Employees of the Company and its

     Subsidiaries (the "Severance Plan"). Under the terms of the Severance Plan, a participating executive will generally become entitled to receive benefits if the executive's employment is terminated by the Company without Cause or by the executive for good reason within three years following a change in control.

     The benefits payable to the Named Executive Officers under the Severance Plan consist of a lump sum cash payment equal to 2.99 times the sum of
     (i) the executive's compensation (measured by the higher of the amount in effect at the time of termination or Change in Control), plus (ii) the highest cash bonus and profit sharing plan contribution during the three years prior to the Change in Control. In addition, under the Company's stock option plans, the options vest upon a Change in Control. Other benefits include the addition of a number of years of credited service under the Company's retirement plans.

     In 1997, the Compensation Committee approved the expansion of the Company's Severance Plan to include all district managers, location managers, and all other key employees whose total annual compensation exceeds $60,000. Under the Severance Plan, this group of district managers, location managers and eligible employees are eligible to receive one year's compensation upon a Change in Control.

     A "Change in Control" includes: (i) a merger or consolidation of the Company in which the Company is not the continuing entity or the holders of the Company's voting stock immediately prior to the transaction have less than the same proportionate interest in the continuing entity after the transaction; (ii) a sale or exchange of all or substantially all of the assets of the Company; (iii) approval of a plan of liquidation or dissolution; (iv) a change, over a two-year period or less, in a majority of the Board of Directors that has not been approved by two-thirds of the directors in office at the beginning of the period; and (v) the acquisition by certain persons of 50% or more of the Company's outstanding stock. A Change in Control does not include a transaction initiated by the Board of Directors and approved by a majority of independent directors (as defined in the Severance Plan).

     The term "Cause" is defined to mean the commission of certain felonies, willful dereliction of duties, malicious conduct, and habitual neglect of duties. An executive's termination is deemed to have been for "Good Reason" if any of the following occur within six months of such termination: (i) material change in the executive's duties or position;
     (ii) a material decrease in compensation or benefits; (iii) certain relocations; and (iv) breach of the agreement.

     The Severance Plan has an initial term of two years and thereafter is automatically renewed for a similar period, subject to cancellation or amendment by the Company on or before a subsequent renewal date. If benefits under the Severance Plan would exceed those permitted under
     Section 280G of the Internal Revenue Code, the benefits are reduced to a level so that they do not exceed the applicable limits.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     As noted above, the Company's Compensation Committee consists of Robert V. Hansberger and Guy O. Mabry. (Mr. Mellor served on the Compensation Committee until February 6, 1997, when he was named the President and Chief Executive Officer of BMHC.) The Board of Directors plans to appoint a third member of the Compensation Committee for 1998. None of the executive officers of the Company serves as a director of another corporation in a case where an executive officer of such other corporation serves as a director of the Company.

               COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Decisions on compensation of the Company's executive officers are made by the two-member Compensation Committee of the Board of Directors. The members of the Compensation Committee are two Non-employee Directors. All decisions by the Compensation Committee relating to the compensation of the Company's executive officers are reviewed by the full Board of Directors, except for awards under the Company's 1992 Amended and Restated Stock Option Plan and 1993 Amended and Restated Employee Stock Option Plan, which grants discretion to either the Compensation Committee or the Board of Directors.

     The Compensation Committee uses independent compensation consultants and studies to compare the Company's compensation plans in general with compensation plans in the Company's industry and with comparable sized companies in similar industries. In 1997, the Committee reviewed both industry and national compensation surveys to measure the competitiveness of officer base salaries and total compensation. The Committee established goals for compensation plans for both executive officers and key employees for direct and deferred compensation.

     The Compensation Committee has considered the amendments to the Internal Revenue Code denying deductions for annual compensation to certain executives in excess of $1 million, subject to certain exceptions. The Company's compensation structure has been such that it does not believe that it is likely that the $1 million cap will affect the Company in the near future. In the event any annual compensation to executives approaches the $1 million cap, the Company will evaluate and comply with the regulations.

     COMPENSATION POLICIES FOR EXECUTIVE OFFICERS. The Compensation Committee's compensation policies for executive officers follow the compensation policies for all employees. The policies emphasize the principle that compensation should be commensurate with performance of the individual and the Company.

     The Company's compensation policies for executive officers are structured to provide competitive levels of compensation that integrate compensation with the Company's annual and long-term performance goals, reward above average corporate performance, recognize individual initiative and achievements, provide mechanisms for the executive officers to provide for their own retirement, and assist the Company in attracting and retaining qualified executives. Targets for total compensation are set at levels that the Compensation Committee believes to be consistent with others in the Company's industry and comparable sized companies in similar industries. Actual compensation in any particular year may be above or below the Company's competitors or comparable sized companies in similar industries, depending upon the Company's performance. The Compensation Committee believes that stock ownership is beneficial in aligning the Company's and shareholders' interests in the enhancement of shareholder value.

     RELATIONSHIP OF PERFORMANCE UNDER COMPENSATION PLANS. Compensation paid to the executive officers in 1997, as reflected in the foregoing tables, consisted of the following elements: base salary, bonus, the value of stock options that were granted and which vested in 1997, and retirement plans.

     Base salary in 1997 was conservative for the executive officers when compared to salaries of executives holding similar positions in the Company's industry. Any additional compensation paid to executive officers is based on the earnings of the Company, which results in aligning the executive officers' and the shareholders' interests in the profitability of the Company.

     The Company's annual bonuses to its executive officers reported in the third column of the Summary Compensation Table are based on the Company's earnings after taxes ("EAT"). For 1997, the bonus pool was based on 5.2% of EAT, and the distribution of the pool was based on each person's salary as a percent of the total, and individual officer performance against predetermined objectives. The President and Chief

     Executive Officer of BMC West was eligible for an additional bonus of 1.0% of the Company's EAT. The 1997 bonuses paid were a reduction from the prior year, reflecting both the decreased earnings of the Company and a reduction in the discretionary portion of the bonus pool by the Compensation Committee.

     The Compensation Committee reviews and adjusts annually, if necessary, the percentage of EAT paid in bonus to the executive officers. The Committee made changes in 1997 to tailor compensation more closely to individual goals as well as the financial results of the Company.

     The President and Chief Executive Officer of BMHC also participates in a bonus plan. For 1997, the bonus under the plan was based 50% on the performance of BMHC and 50% on the discretion of the Compensation Committee. In 1997, Mr. Mellor received an option for 50,000 shares at the fair market value on the grant date (which vest 20% each year) and an option for 50,000 shares of Common Stock at the fair market value on the grant date which vests five years from the grant date with accelerated vesting if the Company's stock reaches certain price levels. The total bonus paid to BMHC's President and Chief Executive Officer for 1997, was $181,240 and no performance stock options were vested.

     The Company's stock option plans are designed to reinforce long-term focus on both the performance of the Company and the performance of its stock. The Company has granted stock options to executive officers under several option plans. In 1997, the Compensation Committee approved the grant of the Company's Common Stock to its executive officers and key employees. Of the grants, 163,670 shares (Mr. Mellor received a grant for 50,000 shares) were from the Plan, 8,000 shares were from the 1992 Plan, and 50,000 shares (a grant to Mr. Mellor) were from outside the Company's stock option plans. The options generally vest at a rate of 20% per year commencing
     December 31, 1997, and expire 10 years from the grant date.

     The executive officers also participate in other employee benefit programs, including health insurance, group life insurance, and a 401(k) Plan. Prior to April 1, 1997, the Company matched 50% of the first 2% of salary and 25% of the next 3% of salary contributed by the employee. As of April 1, 1997, the Company matched 50% of the first 3% and 25% of the next 2% of an employee's contributions. The Company also provides a supplemental employee retirement plan ("SERP") in which the executive officers participate to supplement the Company's 401(k) Plan. The goal of the SERP is to provide an overall plan enabling employees to retire at age 65 with 30 years of service at an income level of at least 60% of pre-retirement pay. For 1997, the Company has agreed to fund the SERP for executive officers with funds between the range of 10.8%-13.3% of each executive officer's current base salary. The Named Executive Officers participate in an unfunded plan in which they receive a number of units determined by dividing the allocated contribution by the average year-end closing price of the Company's Common Stock for the prior five years. The value of each executive officer's account at any time is equal to the number of units multiplied by the five-year average stock price as of the immediately preceding year end. The Company funds distributions from the purchase of cash value life insurance on participants which is owned by the Company.

     CHIEF EXECUTIVE OFFICER'S 1997 COMPENSATION. The Compensation Committee's general approach to the Chief Executive Officer's ("CEO's") annual compensation is to establish a conservative annual base salary and to provide for additional compensation based on the Company's actual performance during the year. This approach coincides with the Company's general philosophy of providing compensation commensurate with the individual's and Company's performance. As a result, the CEO's compensation may fluctuate from year to year.

     The CEO participates in a bonus plan which is based 50% on BMHC's performance and 50% on the discretion of the Compensation Committee. In 1997, Mr. Mellor received an option for 50,000 shares at the fair market value on the grant date and an option for 50,000 shares of Common Stock at the fair market value on the grant date which vests five years from the grant date with accelerated vesting if the Company's stock reaches certain price levels. The CEO may also receive stock options based upon the fair market value of the Company's Common Stock as is designated by the Compensation Committee. In 1997, the bonus granted to Mr. Mellor was $181,240 and there were no performance based stock options that vested.

     For 1997, the Company also awarded a bonus to retiring President and CEO of BMC West, Mr. Hendrickson. For 1997, Mr. Hendrickson was awarded a bonus under the bonus plan for executive officers. The bonus under the plan was based on a pool of 5.2% of EAT and distributed based on each executive officer's salary as a percent of the total and individual officer performance against predetermined objectives. In addition, Mr. Hendrickson received a bonus for 1997 of 1.0% of EAT. This percentage of EAT payable as a bonus to Mr. Hendrickson is reviewed annually and adjusted based on projected earnings of BMC West as it grows through acquisitions and internal growth. The total bonus paid to Mr. Hendrickson for 1997 was $214,953, which is a decrease of 12% over the prior year's bonus due to decreased earnings of BMC West. This decrease in bonus reflects a decrease in BMC West's EAT in 1997 of 10.9% over EAT in 1996.

     The Compensation Committee's approach to the CEO's long-term compensation is to provide for retirement planning through the Company's 401(k) Plan, the SERP discussed above, and through stock option plans implemented by the Company to emphasize long-term performance of the Company and its stock. The CEO participates in three stock option plans of the Company. In May 1997, in connection with the grant of options under the Plan to other executive officers and key employees, the CEO was granted options to acquire 50,000 shares of the Company's Common Stock. The options generally vest at a rate of 20% per year commencing on December 31, 1997, and expire 10 years from the grant date.

     In addition, Mr. Hendrickson, the retiring President and CEO of BMC West, was also granted an option to acquire 9,125 shares under the Plan.

     The Compensation Committee believes that this approach to bonus relates a substantial part of the CEO's annual compensation to the annual performance of the Company which results in aligning the CEO's compensation with the interests of shareholders.


                              COMPENSATION COMMITTEE

                              Robert V. Hansberger, Chairman
                              Guy O. Mabry

                                  PERFORMANCE GRAPH

     During 1997, the Company's Peer Group changed as Payless Cashways, Inc. ("Payless") filed a petition under Chapter 11 of the U.S. Bankruptcy Code on July 21, 1997. Due to this filing, the financial results of Payless are not representative of a typical fiscal year. Including Payless's financial results would disproportionately skew the results of the peer group index; therefore, Payless has been removed from the Company's Peer Group. Wickes Lumber Co. and Wolohan Lumber Co. remain in the Company's Peer Group.

     The graph presented below compares the cumulative total return of the Company, the Nasdaq Market Index and a Peer Group Index from August 22, 1991, when the Company's Common Stock became publicly traded, through December 31, 1997. Total return is based on an investment of $100 on December 28, 1991, and reinvestment of dividends through December 31, 1997. The Peer Group Indexes include publicly held building material distributors and similarly sized distributors of other products to the construction industry.(1)

                    COMPARISON OF CUMULATIVE TOTAL RETURN
                   OF COMPANY, PEER GROUP AND BROAD MARKET

------------------------------FISCAL YEAR ENDING------------------------------

COMPANY                          1992    1993    1994    1995    1996    1997
-------                         ------  ------  ------  ------  ------  ------
BUILDING MATERIALS HLDG          100    321.62  222.86  239.07  196.55  170.18
PEER GROUP                       100     78.96   63.70   40.48   50.71   54.60
BROAD MARKET                     100    119.95  125.94  163.35  202.99  248.30

                        ASSUMES $100 INVESTED ON DEC. 28, 1991
                             ASSUMES DIVIDEND REINVESTED
                           FISCAL YEAR ENDING DEC. 31, 1997

(1) The 1997 Peer Group Index is composed of the following issuers: Wickes Lumber Company and Wolohan Lumber Co.

                     CERTAIN RELATIONSHIPS AND OTHER TRANSACTIONS

As of December 31, 1997, the Company's lease with Danken Co. for BMC West's headquarters in Boise, Idaho expired. Danken Co., a general partnership ("Danken"), is composed of three general partners, each with a one-third partnership interest: Fred P. Thompson, Jr., who has no other business relationship with the Company, Eugene C. Thomas, a partner in the law firm that acts as general counsel for the Company, and George E. McCown, Chairman of the Company and a Managing General Partner of MDC Management Company, the general partner of McCown De Leeuw & Co.

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors, and persons who own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and the National Association of Securities Dealers. Executive officers, directors, and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it and written representations from certain reporting persons that they have complied with the relevant filing requirements, the Company believes that all filing requirements applicable to its executive officers, directors, and greater than 10% shareholders were complied with as of December 31, 1997.

The Company's Bylaws provide that the Company will indemnify its directors and executive officers and may indemnify its other executive officers, employees, and other agents to the fullest extent not prohibited by law. The Company believes that indemnification under its Bylaws covers at least negligence and gross negligence by indemnified parties, and requires the Company to advance litigation expenses in the case of shareholder derivative actions or other actions against an undertaking by the indemnified party to repay such advances if it is ultimately determined that the indemnified party is not entitled to indemnification. The Company is also empowered under its Bylaws to enter into indemnification contracts with its directors and executive officers and to purchase insurance on behalf of any person whom it is required or permitted to indemnify. Pursuant to this provision, the Company has entered into indemnity agreements with each of its directors and executive officers. The Company also has in effect directors and executive officers liability insurance coverage.

In addition, the Company's Certificate of Incorporation provides that, pursuant to Delaware law, its directors will not be liable for monetary damages for breach of the directors' fiduciary duty of care to the Company and its shareholders. This provision in the Certificate of Incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of nonmonetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Company, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

At present, there is no pending litigation or proceeding involving a director, executive officer, employee, or other agent of the Company as to which indemnification is being sought, nor is the Company aware of any threatened litigation that may result in claims for indemnification by any director, executive officer, employee, or other agent.

Any future transactions between the Company and its executive officers, directors, and affiliates will be on terms no less favorable to the Company than can be obtained from unaffiliated third parties, and any material transactions with such persons will be approved by a majority of the Company's disinterested directors.

                                SHAREHOLDER PROPOSALS

Under Section 5(b) of the Bylaws of the Company, proposals by shareholders of the Company must be given in writing to the Secretary of the Company in a timely manner. A timely manner is identified as being delivered to or mailed and received at the principal executive offices of the Company not less than 120 days in advance of the date of the Company's proxy statement is released to shareholders in connection with the previous year's annual meeting of shareholders. No timely proposals were received.

                         SHAREHOLDER NOMINATION OF DIRECTORS

Under Section 5(c) of the Bylaws of the Company, nominations for election to the Board of Directors by shareholders of the Company must be received not less than 120 days in advance of the date the Company's proxy statement is released to shareholders in connection with the previous year's annual meeting of shareholders and must contain the information required by the Bylaws. No timely nominations were received.

                                    OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                              By Order of the Board of Directors


                              Paul S. Street
                              Secretary and General Counsel

March 31, 1998

     A COPY OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1997, IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO:

                              Shareholder Services
                              Building Materials Holding Corporation
                              Attn:  Lesa D. Thomas
                              720 Park Boulevard, Suite 200
                              Post Office Box 70006
                              Boise, Idaho  83707-0106

Appendix A

                        BUILDING MATERIALS HOLDING CORPORATION

                                AMENDED AND RESTATED
                       NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

     1.   PURPOSE.

     The purpose of the Amended and Restated Non-Employee Director Stock Option Plan (the "Amended Director Plan") of Building Materials Holding Corporation (the "Company") is to promote the interests of the Company by attracting and retaining highly qualified independent directors by providing such individuals with an investment interest in the Company's future success.

     2.   DEFINITIONS.

     The following definitions shall apply to this Amended Director Plan:

          (a) "ANNUAL GRANT DATE" shall mean, for each fiscal year, the date on which the stockholders of the Company have their regular annual meeting.

          (b) "BOARD" or "BOARD OF DIRECTORS" shall mean the Board of Directors of the Company.

          (c) "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or Federal or California state holiday.

          (d) "CHANGE OF CONTROL." A "Change in Control" of the Company shall be deemed to have occurred if (i) there shall be consummated (x) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's Common Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the Company's Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (y) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, or (ii) the stockholders of the Company approve a plan or proposal for the liquidation or dissolution of the Company, or (iii) any "person" (as defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), shall become the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of fifty (50%) percent or more of the Company's outstanding Common Stock, or (iv) during any period of two consecutive years, individuals who at the beginning of such period constitute the entire Board of Directors of the Company shall cease for any reason to constitute a majority thereof unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of their period.


AMENDED AND RESTATED NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN - 1

          (e) "ELIGIBLE DIRECTOR" shall mean any person who is a member of the Board and who is not a full or part-time employee of the Company or of any parent or subsidiary corporation (as defined in Section 424 of the Internal Revenue Code of 1986, as amended) of the Company, and who has not been an employee of the Company or of any parent or subsidiary of the Company within one
(1) year prior to participation in the Amended Director Plan.

          (f) "FAIR MARKET VALUE" when used in reference to the purchase of Shares pursuant to the exercise of an option shall mean (i) if the Common Stock is listed on the New York Stock Exchange or any other established stock exchange or on the NASDAQ National Market, the closing sales price of the Common Stock on the relevant date as reported in the WALL STREET JOURNAL, (ii) if the Common Stock is not then listed on an exchange or traded on the NASDAQ National Market, the average of the closing bid and asked prices per share for the Common Stock in the over-the-counter market as quoted on NASDAQ on such date, or (iii) if the Common Stock is not then listed on an exchange or quoted on NASDAQ, an amount determined in good faith by the Board of Directors of the Company.

          (g) "GRANT DATE" shall mean the Initial Grant Date or the Annual Grant Date, as appropriate.

          (h) "INITIAL GRANT DATE" shall mean the later of (i) the date on which an Eligible Director is first elected as a member of the Board by action of the stockholders of the Company, or (ii) in the case of a director who has been an employee of the Company or a parent or subsidiary of the Company, the date on which such director becomes an Eligible Director.

          (i) "OPTION" shall mean an option to purchase Shares granted under this Amended Director Plan.

          (j)  "OPTION AGREEMENT" shall mean the written agreement described in
Section 7.

          (k)  "SHARES" shall mean shares of the Common Stock of the Company.

     3.   ADMINISTRATION.

          (a) GENERAL. This Amended Director Plan shall be administered by the Board in accordance with the express provisions of this Amended Director Plan.

          (b) POWERS OF BOARD. The Board shall have full and complete authority to adopt such rules and regulations and to make all such other determinations not inconsistent with the Amended Director Plan as may be necessary for the administration of the Amended Director Plan. Notwithstanding the foregoing, the Company shall have no authority or discretion as to the persons eligible to receive Options under the Amended Director Plan, or the number of Shares covered by Options under the Amended Director Plan, which matters are specifically governed by the provisions of this Amended Director Plan.


AMENDED AND RESTATED NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN - 2

     4.   RESTRICTIONS.

     All Options granted under the Amended Director Plan shall be subject to the requirement that, if at any time the Company shall determine, in its discretion, that the listing, registration or qualification of the Shares subject to Options granted under the Amended Director Plan upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Option or the issuance, if any, or purchase of Shares in connection therewith, such Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

     5.   SHARES SUBJECT TO AMENDED DIRECTOR PLAN.

          (a)  AGGREGATE NUMBER.  Subject to adjustment in accordance with
Section 7(g), a total of 187,500 Shares are reserved for issuance under this Amended Director Plan. Shares sold under this Amended Director Plan may be unissued Shares or reacquired Shares. If any Options shall for any reason be canceled, terminate or expire without having been exercised in full, Shares not purchased thereunder shall be available again for grant under this Amended Director Plan.

          (b) RIGHTS AS STOCKHOLDER. No Eligible Director and no beneficiary or other person claiming under or through such Eligible Director shall have any rights as a stockholder with respect to Shares acquired by exercise of an Option until the issuance (as evidenced by the appropriate entry on the books of the Company or a duly authorized transfer agent) of a stock certificate evidencing the Shares. Subject to Section 7(g), no adjustment shall be made for dividends or other events for which the record date is prior to the date the certificate is issued.

          (c) RIGHTS WITH RESPECT TO SHARES. No Eligible Director and no beneficiary or other person claiming under or through such Eligible Director shall have any right, title or interest in or to any Shares subject to any Option unless and until such Option is duly exercised pursuant to the terms of this Amended Director Plan.

     6.   NONDISCRETIONARY GRANTS

     Stock options for 2,250 shares each will continue to be automatically granted to the Non-employee Directors, from the Amended Director Plan, at each annual meeting after stockholder approval.

          (a) INITIAL GRANT. On the Initial Grant Date, each Eligible Director shall automatically receive the grant of an Option to purchase 2,250 Shares.

          (b) REGULAR ANNUAL GRANTS. On each Annual Grant Date, immediately after the annual election of directors, each Eligible Director then in office shall automatically receive the grant of an Option to purchase 2,250 Shares.


AMENDED AND RESTATED NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN - 3

          (c) ADJUSTMENT. The number of Shares for which Options are granted in accordance with this Section 6 and the number of Shares subject to any Option shall be subject to adjustment in accordance with Section 7(g).

     7.   TERMS OF OPTION AGREEMENTS.

     Upon the grant of each Option, the Company and the Eligible Director shall enter into an Option Agreement which shall specify the Grant Date, the number of Shares to which the option pertains, the exercise price per share, and shall include or incorporate by reference the substance of all of the following provisions and such other provisions consistent with this Amended Director Plan as the Board may determine:

          (a) OPTION TERM. Unless terminated earlier pursuant to the provisions of Sections 7(f) or 7(h), each Option shall expire and no longer be exercisable on a date which is ten (10) years after the Grant Date of such Option.

          (b) EXERCISE SCHEDULE. The Option shall be exercisable on the earlier of the first anniversary of the Grant Date or the day immediately prior to the date on which the stockholders have their annual meeting following the Grant Date of the Option, providing that the Eligible Director is still serving as a director of the Company at such time. Notwithstanding the foregoing, an Option held by an Eligible Director shall become immediately exercisable in full upon the death or disability of such Eligible Director, upon retirement after age sixty-five (65) of such Eligible Director from the Board, upon an unsuccessful attempt by such Eligible Director to win reelection to the Board, or upon a Change of Control of the Company.

          (c) PURCHASE PRICE. The purchase price of the Shares subject to each Option shall be the Fair Market Value of Shares on the Grant Date of such Option, or on the last preceding Business Day if such Grant Date is not a Business Day.

          (d) PAYMENT OF PURCHASE PRICE. The purchase price of Shares acquired pursuant to an Option shall be paid in full at the time the Option is exercised:
(1) in cash or cash equivalents; (2) by delivery of shares of Common Stock of the Company, valued at the Fair Market Value on the date of exercise; provided, however, that Options may not be exercised by the delivery of Common Stock more frequently than at six-month intervals or (3) by delivery of a properly executed exercise notice together with such other documentation as the Board and the broker, if applicable, shall require to effect an exercise of the option and delivery to the Company of the sale proceeds required to pay the exercise price.

          (e) TRANSFERABILITY. Options are subject to limited transferability by the original option holder and subject to approval of the Compensation Committee of the Board of Directors. The transfer by an Eligible Director to a trust created by the Eligible Director for the benefit of the Eligible Director or the Eligible Director's family which is revocable at any and all times during the Eligible Director's lifetime by the Eligible Director and as to which the Eligible Director is the sole


AMENDED AND RESTATED NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN - 4 trustee during his or her lifetime, will not be deemed to be a transfer for purposes of the Amended Director Plan. Under such rules and regulations as the Board may establish pursuant to the terms of the Amended Director Plan, a beneficiary may be designated with respect to an Option grant in the event of the death of an Eligible Director. If the estate of the Eligible Director is the beneficiary with respect to the grant, any rights with respect to such grant may be transferred to the person or entity (including a trust) entitled thereto under the will of such Eligible Director or pursuant to the laws of descent and distribution.

          (f) TERMINATION OF MEMBERSHIP ON THE BOARD. If an Eligible Director's membership on the Board terminates for any reason, an Option held at the date of termination may be exercised in whole or in part at any time within the remaining term of the Option but only to the extent exercisable in accordance with Section 7(b).

          (g) CAPITALIZATION CHANGES. If any change is made in the Shares subject to the Amended Director Plan or subject to any Option granted under the Amended Director Plan, through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure, or any other capital reorganization, the Board shall make appropriate adjustments as to the maximum number of Shares subject to the Amended Director Plan, the number of Shares for which Options may be granted to any Eligible Director, and the number of Shares and price per Share covered by outstanding Options.

          (h) CHANGE OF OWNERSHIP. In the event of (i) a dissolution or liquidation of the Company or (ii) a merger or consolidation in which the Company is not the surviving corporation, the Company shall give to the Eligible Director, at the time of adoption of the plan for liquidation, dissolution, merger or consolidation, either: a reasonable time thereafter within which to exercise the Option, prior to the effectiveness of such liquidation, dissolution, merger or consolidation, at the end of which time the Option shall terminate; or the right to exercise the Option as to an equivalent number of shares of stock of the corporation succeeding the Company or acquiring its business by reason of such liquidation, dissolution, merger or consolidation.

          (i) WITHHOLDING TAXES. Whenever Shares are to be issued under the Amended Director Plan, the Company shall have the right to require payment to the Company by the person to receive such Shares of an amount sufficient to satisfy federal, state and local withholding tax requirements prior to delivery of any certificate or certificates representing such Shares. Payment of withholding taxes may be made by delivery of Company stock or options to the Company.

     8.   USE OF PROCEEDS.

     Proceeds from the sale of Shares pursuant to this Amended Director Plan shall be used by the Company for general corporate purposes.


AMENDED AND RESTATED NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN - 5

     9.   LEGAL REQUIREMENTS.

     Shares shall not be offered or issued under this Amended Director Plan unless the offer, issuance and delivery of such Shares shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, and the requirements of any stock exchange upon which the Shares may then be listed. As a condition precedent to the issuance of Shares pursuant to a grant under this Amended Director Plan, the Company may require an Eligible Director to take any reasonable action to comply with such requirements. Any certificates representing Shares purchased upon exercise of an Option shall bear appropriate legends.

     10.  AMENDMENT AND INTERPRETATION OF AMENDED DIRECTOR PLAN.

          (a) STOCKHOLDER APPROVAL REQUIRED. The Board may amend the Amended Director Plan at any time. No amendment adopted without stockholder approval may (i) increase the number of shares as to which Options may be granted,
(ii) reduce the exercise price below the price provided in the Amended Director Plan, (iii) modify the requirements as to eligibility for participation, or
(iv) materially increase the benefits accruing under the Amended Director Plan.

          (b) PROHIBITED AMENDMENTS. No amendment shall (i) change the nondiscretionary manner in which grants are made under Section 6, or (ii) affect the rights of the holder of any Option, except with that holder's consent.

          (c) INTERPRETATION. Questions of interpretation of any of the provisions of the Amended Director Plan shall be resolved by legal counsel for the Company selected by the Chief Executive Officer of the Company.

     11.  TERMINATION OR SUSPENSION OF AMENDED DIRECTOR PLAN.

     The Board at any time may suspend or terminate this Amended Director Plan. This Amended Director Plan, unless sooner terminated, shall terminate on of February 19, 2008. No Option may be granted under this Amended Director Plan while this Amended Director Plan is suspended or after it is terminated. Suspension or termination of this Amended Director Plan shall not affect the rights of the holder of any Option, except with that holder's consent.

     12.  EFFECTIVE DATE; STOCKHOLDER APPROVAL.

     This Amended Director Plan has been approved by the Board and shall become effective on May 7, 1998, subject to its approval by the stockholders of the Company. The remaining shares in the Director Plan shall be granted, prior to Options being issued from the Amended Director Plan. If the stockholders fail to approve this Amended Director Plan, within the required twelve (12) month time period, any Options granted under this Amended Director Plan shall be void, and no additional Options shall be granted.


AMENDED AND RESTATED NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN - 6

     13.  DIRECTOR STATUS.

     Nothing in this Amended Director Plan or in any instrument executed pursuant hereto shall confer upon any Eligible Director any right to continue as a member of the Board of the Company or any parent or subsidiary thereof.

     14.  OTHER PLANS.

     Nothing in this Amended Director Plan is intended to be a substitute for, or shall preclude or limit the establishment or continuation of, any other plan, practice or arrangement for the payment of compensation or benefits to directors generally, which the Company now has or may hereafter lawfully put into effect, including, without limitation, any retirement, pension, insurance, stock purchase, incentive compensation or bonus plan.

     15.  APPLICABLE LAW.

     This Amended Director Plan shall be governed by, interpreted under, and construed and enforced in accordance with the laws of the State of Delaware, excluding choice of law provisions thereof.

     16.  SUCCESSORS AND ASSIGNS.

     This Amended Director Plan and any agreement with respect to an Option shall be binding upon the successors and assigns of the Company and upon each Eligible Director and such Eligible Director's heirs, executors, administrators, personal representatives, permitted assignees and successors in interest.

     Approval of the Board, on May ___, 1998.


AMENDED AND RESTATED NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN - 7

Appendix B

                        BUILDING MATERIALS HOLDING CORPORATION

                                FIRST AMENDMENT TO THE

                                 AMENDED AND RESTATED

                           1993 EMPLOYEE STOCK OPTION PLAN



          1.   PURPOSE.

               The purpose of this Amended and Restated 1993 Employee Stock Option Plan (the "Plan") of Building Materials Holding Corporation (the "Company") is to provide incentive to, and to encourage stock ownership by, selected employees, officers and consultants of the Company, or increase their proprietary interest in, the Company.

          2.   ADMINISTRATION.

               The following provisions shall govern the administration of this
Plan:

               (a) THE COMMITTEE. This Plan shall be administered by the Board of Directors of the Company (the "Board") or a committee (the "Committee") consisting of two or more directors, each of whom is a "non-employee director" (as such term is defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and an "outside director" under
Section 162(m) of the Internal Revenue Code and the regulations adopted thereunder. Once appointed, the Committee will continue to serve until otherwise directed by the Board. The Board may from time to time remove members from or add members to the Committee, provided that, the number of members on the Committee shall not be less than two. Vacancies on the Committee, howsoever caused, shall be filled by the Board. The Board may designate a Chairman and Vice-Chairman of the Committee from among any of the Committee members. Acts of the Committee (i) at a meeting, held at a time and place and in accordance with rule adopted by the Committee, at which a quorum of the Committee is present and acting, or (ii) reduced to and approved of in writing by a majority of the members of the Committee, shall be the valid acts of the Committee.

               (b) OPTION AGREEMENTS. The Company shall effect the grant of options under this Plan (the "Options") by execution of instruments in writing in a form approved by the Committee or the Board (the "Option Agreements"). Each Option Agreement shall be in such form and shall contain such provisions which are not inconsistent with this Plan as the Committee or the Board shall, from time to time, approve. The provisions of the various Options and Option Agreements entered into under this Plan need not be identical.


FIRST AMENDMENT TO THE AMENDED AND RESTATED 1993 EMPLOYEE STOCK OPTION PLAN - 1

               (c) POWERS OF COMMITTEE AND THE BOARD. Subject to the express terms and conditions of this Plan and the terms of any Option outstanding under this Plan, the Committee or the Board shall be authorized and shall have full power to do all things necessary or desirable in connection with the administration of this Plan, including, without limitation, the following:

                    (i) construe this Plan and the terms of any Option granted under this Plan (subject to the provisions of Section 9(c) herein);

                    (ii) prescribe, amend and rescind rules and regulations relating to this Plan or the Options;

                    (iii)     determine which persons meet the requirements of
Section 3 hereof for selection as participants in this Plan;

                    (iv) determine to whom of the eligible persons, if any, Options shall be granted under this Plan;

                    (v) establish the terms and conditions required or permitted to be included in each Option Agreement or any amendments thereto, including whether Options to be granted thereunder shall be "incentive stock options", as defined in Section 422A of the Internal Revenue Code, as amended (the "Code"), or "non-statutory stock options";

                    (vi) specify the number of shares to be covered by each Option;

                    (vii) determine and incorporate such terms and provisions, as well as amendments thereto, as shall be required in the judgment of the Committee or the Board, so as to provide for or conform such Option to any change in any law, regulation, ruling or interpretation applicable thereto; and

                    (viii) to make all other determinations deemed necessary or advisable for administering this Plan.

               The Committee or Board's determination on the foregoing matters shall be conclusive.

               (d) PROHIBITED OPTIONEES. No member of the Committee shall be eligible to receive any Options under this Plan.

          3.   PARTICIPANTS.

               (a) GENERAL RULE. Participants in this Plan shall be those selected full-time employees, officers and consultants of the Company and/or any of its parents or subsidiaries


FIRST AMENDMENT TO THE AMENDED AND RESTATED 1993 EMPLOYEE STOCK OPTION PLAN - 2 to whom Options may be granted from time to time by the Committee or the Board (the "Participants").

               (b)  LIMITATIONS WITH RESPECT TO INCENTIVE STOCK OPTIONS.

                    (i) No incentive stock option shall be granted under this Plan except to employees of the Company or its parents or subsidiaries, who shall be the only persons eligible to receive such incentive stock options.

                    (ii) No incentive stock option shall be granted to any particular individual if the Fair Market Value (as defined in Section 3(c) below) of the Shares to be granted (determined on the proposed date of grant) with respect to which incentive stock options are first exercisable by such individual during any calendar year under this Plan and all similar plans of the Company and its parents and subsidiaries exceeds one hundred thousand dollars ($100,000).

                    (iii) Each incentive stock option granted under this Plan to an employee who owns, on the date of grant of such incentive stock option, more than 10% of the total combined voting power of all classes of stock of the Company or of its parents or subsidiaries (x) shall not be exercisable after the expiration of five (5) years from the date such incentive stock option is granted, and (y) shall have an exercise price that is not less than one hundred ten percent (110%) of the aggregate Fair Market Value of the Shares on the date of grant of such incentive stock option.

               (c) "FAIR MARKET VALUE" when used in reference to the purchase of Shares pursuant to the exercise of an Option shall mean (i) if the Common Stock of the Company (the "Common Stock") is listed on the New York Stock Exchange or any other established stock exchange or on the NASDAQ National Market, the closing sales price of the Common Stock on the relevant date as reported in the WALL STREET JOURNAL, (ii) if the Common Stock is not then listed on an exchange or traded on the NASDAQ National market, the average of the closing bid and asked prices per share for the Common Stock in the over-the-counter market as quoted on NASDAQ on such date, or (iii) if the Common Stock is not then listed on an exchange or quoted on NASDAQ, an amount determined in good faith by the Board or the Committee.

          4.   THE SHARES.

               The initial shares of stock subject to Options authorized to be granted under this Plan consisted of three hundred seventy-five thousand (375,000) shares of the Common Stock (the "Shares"), or the number and kind of shares of stock or other securities which shall be substituted for such Shares or to which such Shares shall be adjusted as provided in Section 5(i) hereof. The shares under the Plan are hereby increased by 350,000 shares, to an aggregate of 725,000 shares. The Shares subject to this Plan may be set aside out of the authorized but unissued shares of Common Stock not reserved for any other purpose or out of shares of


FIRST AMENDMENT TO THE AMENDED AND RESTATED 1993 EMPLOYEE STOCK OPTION PLAN - 3

Common Stock subject to an Option which, for any reason, terminates unexercised as to the Shares.

          5.   GRANT, TERMS AND CONDITIONS OF OPTIONS.

               Options may be granted at any time prior to the termination of this Plan to selected full-time employees, officers and consultants of the Company and/or its parents or subsidiaries who, in the judgment of the Committee or the Board, contribute to the successful conduct of the Company's operation (or the operation of any of its parents or subsidiaries) through their judgment, interest, ability and special efforts; provided, however, that: (i) except in the case of termination by death, disability or termination for Cause as set forth in Section 5(d) below, the granted Option must be exercised by the Participant no later than one year after any termination of employment or association with the Company and/or its parents or subsidiaries and such employment or association must have been continuous since the granting of the Option, except for Board or Committee approved leaves of absence; (ii) in cases of termination by retirement, after age fifty-five (55) or older, the granted Option must be exercised by the Participant no later than three (3) years after termination of employment; (iii) in cases where employees retire at age 60 or older, with at least 15 years of service with the Company and predecessor companies, 50% of their unvested options at the date of retirement automatically vest and, an additional 5% of their unvested options vest for each year of service beyond 15 years, and all shares held by such employees retiring at age 60 or older vest in full if the employee has 25 or more years of service; and
(iv) the total number of Shares subject to Options granted to any one Participant, at any one time, shall not exceed ten percent (10%) of the then issued and outstanding shares of Common Stock. In addition, Options granted pursuant to this Plan shall be subject to the following terms and conditions.

               (a) OPTION PRICE. The purchase price under each Option shall be determined by the Committee or the Board; provided that, the purchase price shall not be less than one hundred percent (100%) of the Fair Market Value of the Shares subject thereto on the date the Option is granted. The Fair Market Value of such Shares shall be determined in accordance with the provisions set forth in Section 3(c) above. If, however, an employee owns stock of the Company or of its parents or subsidiaries possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or its parents or subsidiaries, the Option price of any incentive stock option granted to such employee shall be not less than the amount set forth in Section 3(b)(iii) above.

               (b) DURATION OF OPTIONS. Each Option shall vest in such manner and at such time up to but not exceeding ten (10) years from the date the option is granted as the Committee or Board shall determine in its sole discretion; provided also, however, that the Committee or Board may, in its sole discretion, accelerate the time of exercise of any Option; provided further, that each Option shall immediately vest in full upon a Change in Control (as defined in Section 5(j) herein); and provided further, that if an incentive stock option is granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting


FIRST AMENDMENT TO THE AMENDED AND RESTATED 1993 EMPLOYEE STOCK OPTION PLAN - 4 power of all classes of stock of the Company, such Option by its terms shall not be exercisable after the expiration of five (5) years from the date such Option is granted. The termination of this Plan shall not alter the maximum duration, the vesting provisions, or any other term or condition of any Option granted prior to the termination of this Plan.

               (c) EXERCISE OF OPTIONS AND PAYMENT FOR SHARES. To the extent the right to purchase Shares has vested under a Participant's Option Agreement, Options may be exercised from time to time by delivering payment in full at the Option Price for the number of Shares being purchased: (1) in cash or cash equivalents; (2) by delivery of shares of Common Stock, valued at the Fair Market Value on the date of exercise; provided, however, that Options may not be exercised by the delivery of Common Stock more frequently than at six-month intervals; or (3) by delivery of a properly executed exercise notice together with such other documentation as the Committee or the Board, and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale proceeds required to pay the exercise price; together with written notice to the Secretary of the Company identifying the Option or part thereof being exercised and specifying the number of Shares for which payment is being tendered. The Company shall deliver to the Participant, which delivery shall be not less than fifteen (15) days and not more than thirty (30) days after the giving of such notice, without transfer or issue tax to the Participant (or other person entitled to exercise the Option) at the principal office of the Company, or such other place as shall be mutually acceptable, a certificate or certificates for such Shares; provided, however, that the date of issuance and time of such delivery may be postponed by the Company for such period as may be required for it with reasonable diligence to comply with any requirements of law. If an Option covers both incentive and non-statutory stock options, separate stock certificates will be issued; one or more for the incentive stock options and one or more the non-statutory stock options.

               (d) TERMINATION OF EMPLOYMENT. Upon the termination of a Participant's status as an employee (including officers) of the Company and/or its parents or subsidiaries ("Employment") or as a consultant of the Company and/or its parents or subsidiaries ("Association"), his or her rights to exercise an Option then held shall be only as follows:

                    (i) DEATH OR PERMANENT DISABILITY. If a Participant's Employment or Association is terminated by reason of death or permanent disability, such Participant or his or her estate shall have the right for a period of twelve (12) months following the date of death or permanent disability to exercise the Option to the extent the Participant was entitled to exercise such Option on the date of the Participant's death or permanent disability, provided that the actual date of exercise is in no event after the expiration of the term of the Option.

               As used herein, Participant's "estate" shall mean the Participant's legal representative or any person who acquires the right to exercise an Option by reason of the Participant's death.


FIRST AMENDMENT TO THE AMENDED AND RESTATED 1993 EMPLOYEE STOCK OPTION PLAN - 5

                    (ii) RETIREMENT AFTER AGE 55. A Participant shall be entitled to exercise any of said Participant's non-statutory stock options for a period of thirty-six (36) months from the date of such Participant's retirement from Employment after age 55 in accordance with the Company's then-current retirement policy (or the then-current retirement policy of any parent or subsidiary, if applicable), to the extent the Participant was entitled to exercise such non-statutory stock options on the date of the Participant's retirement, and provided that the actual date of exercise is in no event after the expiration of the term of the Option. In the event that a Participant intends to retire from Employment after age 55 and such Participant is the holder of one or more incentive stock options, then such Participant shall be entitled, for a period of sixty (60) days ending on the date which is six (6) months prior to the Participant's date of retirement, to elect to convert one or more incentive stock options into non-statutory stock options by written request received by the Company within such sixty (60) day period and, thereafter, such newly converted non-statutory stock options shall be issued by the Company to such Participant in exchange for such incentive stock options and shall be subject to the thirty-six (36) month exercise period set forth herein; provided that, such Participant actually retires on his or her retirement date. In the event a Participant fails to convert any incentive stock option hereunder, then such incentive stock options shall be governed by the provisions of subparagraph (v) below.

                    (iii) RETIREMENT AT AGE 60 OR OLDER. A Participant shall be entitled to exercise any of said Participant's non-statutory stock options according to the same provisions as stated in subsection (ii) above, except, that the options of a participant who retires at age 60 or older are also subject to the following accelerated vesting: In cases where an employee retires at age 60 or older, with at least 15 years of service with the Company and predecessor companies, 50% of their unvested options at the date of retirement automatically vest and an additional 5% of their unvested options vest for each year of service beyond 15 years. In cases of employees retiring at age 60 or older with 25 or more years of service all unvested options vest.

                    (iv) TERMINATION FOR CAUSE. If a Participant's Employment or Association is terminated for Cause (as defined below), then all Options previously granted to such Participant and remaining unexercised as of such Participant's termination date shall immediately terminate. Employment or Association shall be deemed to have been terminated for "Cause" if a Participant is determined by the Board to have willfully breached his or her duty in the course of Employment or Association or to have committed an act of embezzlement, fraud, dishonesty or deliberate disregard of the rules of the Company or engaged in any conduct which constitutes unfair competition with the Company (as determined by the Board acting in its sole discretion).

                    (v) OTHER REASONS. If a Participant's Employment or Association is terminated for any reason other than those described under subparagraphs (i), (ii) or (iii) above, the Participant may, within three (3) months following such termination, exercise the Option to the extent such Option was exercisable by the Participant on the date of termination


FIRST AMENDMENT TO THE AMENDED AND RESTATED 1993 EMPLOYEE STOCK OPTION PLAN - 6 of the Participant's Employment or Association, provided that the actual date of exercise is in no event after the expiration of the term of the Option.

               (e) TRANSFERABILITY OF OPTIONS. Each Option shall be subject to limited transferability by the original option holder subject to the approval of the Committee or Board. The transfer by the Participant to a trust created by the Participant for the benefit of the Participant or the Participant's family which is revocable at any and all times during the Participant's lifetime by the Participant and as to which the Participant is the sole trustee during his or her lifetime, will not be deemed to be a transfer for purposes of this Plan. Under such rules and regulations as the Committee or the Board may establish pursuant to the terms of this Plan, a beneficiary may be designated with respect to an Option grant in the event of the death of a Participant. If the estate of the Participant is the beneficiary with respect to the grant, any rights with respect to such grant may be transferred to the person or entity (including a trust) entitled thereto under the will of such Participant or pursuant to the laws of descent and distribution.

               (f) OTHER TERMS AND CONDITIONS. Options may also contain such other provisions, which shall not be inconsistent with any of the foregoing terms, as the Committee or the Board shall deem appropriate. No Option, however, nor anything contained in this Plan, shall confer upon any Participant any right to continue in the employ of the Company or its parents or subsidiaries, nor limit in any way the right of the Company or its parents or subsidiaries to terminate a Participant's employment at any time.

               (g) USE OF PROCEEDS FROM STOCK. Proceeds from the sale of Shares pursuant to the exercise of Options granted under this Plan shall constitute general funds of the Company.

               (h) RIGHTS AS A STOCKHOLDER. The Participant shall have no rights as a stockholder with respect to any Shares until such shares are actually issued and delivered to Participant. No adjustment shall be made for dividends or other rights for which the record date is prior to the date of such issuance, except as provided in Section 5(i) hereof.

               (i) ADJUSTMENTS. If the outstanding shares of the Common Stock are increased, decreased or changed into, or exchanged for a different number or kind of shares or securities of the Company, without receipt of consideration by the Company, through reorganization, merger, recapitalization, reclassification, stock split-up, stock dividend, stock consolidation, or otherwise, an appropriate and proportionate adjustment shall be made in the number and kind of shares and the exercise price per share allocated to unexercised Options, or portions thereof, which shall have been granted prior to any such change. Any such adjustment, however, in an outstanding Option shall be made without change in the total price applicable to the unexercised portion of the Option but with a corresponding adjustment in the price for each share subject to the Option. Adjustments under this Section shall be made by the Committee or the Board, whose determination as to what adjustments shall be made and the extent thereof, shall


FIRST AMENDMENT TO THE AMENDED AND RESTATED 1993 EMPLOYEE STOCK OPTION PLAN - 7 be final and conclusive. No fractional shares of stock shall be issued under this Plan on account of any such adjustment.

               (j) CHANGE IN OWNERSHIP OR CONTROL. In the event of a Change in Control (as defined below), all Options outstanding hereunder shall become immediately exercisable in full. A "Change in Control" of the Company shall be deemed to have occurred if (i) there shall be consummated (x) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's Common Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the Company's Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (y) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, or
(ii) the stockholders of the Company approve a plan or proposal for the liquidation or dissolution of the Company, or (iii) any "person" (as defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), shall become the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, or fifty (50%) percent or more of the Company's outstanding Common Stock, or (iv) during any period of two consecutive years, individuals who at the beginning of such period constitute the entire Board shall cease for any reason to constitute a majority thereof unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period. Notwithstanding the above, a Change of Control shall not be deemed to have occurred in connection with a transaction resulting in a merger, consolidation, sale of assets or sale of securities if such transaction has been initiated (in contrast to an action in response to or resulting from receipt of an offer or its equivalent from a third party) at the direction of the Board acting with the approval of a majority of the independent directors.

               In the event of (i) a dissolution of the Company or (ii) a merger or consolidation in which the Company is not the surviving corporation, the Company shall give to the Participant, at the time of adoption of the plan for liquidation, dissolution, merger or consolidation, either: a reasonable time thereafter within which to exercise the Option, prior to the effectiveness of such liquidation, dissolution, merger or consolidation, at the end of which time the Option shall terminate; or the right to exercise the Option as to an equivalent number of shares of stock of the corporation succeeding the Company or acquiring its business by reason of such liquidation, dissolution, merger or consolidation.

               (k) WITHHOLDING TAXES. Whenever Shares are to be issued under this Plan, the Company shall have the right to require payment to the Company by the person to receive such Shares of an amount sufficient to satisfy federal, state and local withholding tax requirements prior to delivery of any certificate or certificates representing such Shares. Payment of withholding taxes may be made by delivery of Company stock (valued at such stock's Fair Market Value on the date of delivery) or Options to the Company.


FIRST AMENDMENT TO THE AMENDED AND RESTATED 1993 EMPLOYEE STOCK OPTION PLAN - 8

          6.   LISTING, QUALIFICATION AND COMPLIANCE WITH SECURITIES LAWS.

               All Options granted under this Plan are subject to the requirement that if at any time the Committee or the Board shall determine in its sole discretion that the listing and/or qualification of the Shares subject thereto on any securities exchange or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of or in connection with the issuance of Shares under the Option, the Option may not be exercised in whole or in part unless such listing, qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to the Committee or the Board. The Company shall diligently endeavor to comply with all applicable securities laws before any Options are granted under this Plan and before any Shares are issued pursuant to the exercise of such Options.

          7.   BINDING EFFECT OF CONDITIONS.

               The conditions and stipulations contained herein, or in any Option granted pursuant to this Plan, shall be, and constitute, a covenant running with all the Shares acquired by the Participant pursuant to this Plan, directly or indirectly, whether such Shares have been issued or not, and those Shares owned by the Participant shall not be sold, assigned or transferred by any person save and except in accordance with the terms and conditions herein provided, and the Participant shall agree to use the Participant's best efforts to cause the officers of the Company to refuse to record on the books of the Company any assignment or transfer made or attempted to be made except as provided in this Plan and to cause said officers to refuse to cancel old certificates or to issue or deliver new certificates therefore where the purchaser or assignee has acquired certificates for the Shares represented thereby, except strictly in accordance with the provisions of this Plan.

          8.   ADDITIONAL OPTIONS AND REGRANTS.

               The Committee or the Board may grant to a Participant, if the Participant is otherwise eligible, additional Options or, at its discretion with the consent of the Participant, amend an Option or grant a new Option in lieu of an outstanding Option to take into account a decrease in the Fair Market Value of the Common Stock, or for any other reason the Committee or the Board shall deem appropriate, subject to the limitations of Section 5 hereof and provided that, any new or amended Option granted hereunder shall have an exercise price not less than one hundred percent (100%) of the Fair Market Value at the date of regrant or amendment.

          9.   AMENDMENT AND INTERPRETATION OF THIS PLAN.

               (a) STOCKHOLDER APPROVAL REQUIRED. The Board or the Committee may amend this Plan at any time. No amendment adopted without stockholder approval may (i) increase the number of shares as to which Options may be granted, (ii) reduce the exercise


FIRST AMENDMENT TO THE AMENDED AND RESTATED 1993 EMPLOYEE STOCK OPTION PLAN - 9 price below the price provided in this Plan, (iii) modify the requirements as to eligibility for participation, or (iv) materially increase the benefits accruing under this Plan.

               (b) PROHIBITED AMENDMENTS. No amendment shall affect the rights of the holder of any Option, except with that holder's consent.

               (c) INTERPRETATION. Questions of interpretation of any of the provisions of this Plan not specifically reserved in this Agreement for interpretation by the Committee or the Board shall be resolved by legal counsel for the Company selected by the Chief Executive Officer of the Company.

          10.  TERMINATION OR SUSPENSION OF THIS PLAN.

               The Board at any time may suspend or terminate this Plan. This Plan, unless sooner terminated, shall terminate on February 19, 2009. or at such time as there are no longer options remaining in the Plan. No Option may be granted under this Plan while this Plan is suspended or after it is terminated. Suspension or termination of this Plan shall not affect the rights of the holder of any outstanding Option, except with that holder's consent.


          11.  APPLICABLE LAW.

               This Plan shall be governed by, interpreted under, and construed and enforced in accordance with the laws of the State of Delaware, excluding choice of law provisions thereto.

          12.  OTHER PLANS.

               Nothing in this Plan is intended to be a substitute for, or shall preclude or limit the establishment or continuation of, any other plan, practice or arrangement for the payment of compensation or benefits to Participants generally, which the Company or its parents or subsidiaries now has or may hereafter lawfully put into effect, including, without limitation, any retirement, pension, insurance, stock purchase, incentive compensation or bonus plan.

          13.  SUCCESSORS AND ASSIGNS.

               This Plan and any agreement with respect to an Option granted hereunder shall be binding upon the successors and assigns of the Company and upon each Participant and such Participant's heirs, executors, administrators, personal representatives, and permitted successors and assigns.


FIRST AMENDMENT TO THE AMENDED AND RESTATED 1993 EMPLOYEE STOCK OPTION PLAN - 1O

          14.  EFFECTIVENESS OF THE PLAN.

               This Plan shall become effective upon approval by the stockholders of the Company on May 7, 1998, and any Options granted pursuant to this Plan shall be conditioned upon the approval of this Plan.


FIRST AMENDMENT TO THE AMENDED AND RESTATED 1993 EMPLOYEE STOCK OPTION PLAN - 11

                        BUILDING MATERIALS HOLDING CORPORATION
             PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS ON MAY 7, 1998 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Robert E. Mellor, Ellis C. Goebel, and Paul S. Street, or any of them, attorneys and proxies with full power of substitution in each of them, in the name, place, and stead of the undersigned to vote as proxy all the stock of the undersigned in Building Materials Holding Corporation.

Please sign and date on the reverse side and mail promptly. You are encouraged to specify your choices by marking the appropriate boxes on the reverse side, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. If you do not sign and return a proxy or attend the meeting and vote by ballot, your shares cannot be voted.


           (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)      SEE REVERSE
                                                                     SIDE

                           PLEASE DATE, SIGN AND MAIL YOUR
                         PROXY CARD BACK AS SOON AS POSSIBLE!

                            ANNUAL MEETING OF SHAREHOLDERS
                        BUILDING MATERIALS HOLDING CORPORATION

                                     MAY 7, 1998

                  [Please Detach and Mail in the Envelope Provided]

A  /X/         PLEASE MARK YOUR
               VOTES AS IN THIS
               EXAMPLE.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 THROUGH 4.

                    FOR       WITHHELD
1.   Election       / /         / /
     of
     Directors

Instructions: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below:

--------------------------------------

     NOMINEES: George E. McCown
               Robert E. Mellor
               Alec F. Beck
               H. James Brown
               Wilbur J. Fix
               Robert V. Hansberger
               Donald S. Hendrickson
               Guy O. Mabry
               Peter S. O'Neill

                                      FOR    AGAINST   ABSTAIN
2.   Ratification of selection        / /      / /       / /
     of Arthur Andersen LLP
     as independent public
     accountants.

                                      FOR    AGAINST   ABSTAIN
3.   Approval of the Company's        / /      / /       / /
     Amended and Restated
     Non-Employee Director
     Stock Option Plan.

                                      FOR    AGAINST   ABSTAIN
4.   Approval of the Company's        / /      / /       / /
     First Amendment to the
     Amended and Restated
     1993 Employee Stock
     Option Plan.

5. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY WILL BE VOTED ACCORDING TO YOUR INSTRUCTIONS. IF YOU SIGN AND RETURN THE CARD BUT DO NOT VOTE ON ALL THESE MATTERS, THEN PROPOSALS 1 THROUGH 4, IF UNMARKED, WILL RECEIVE YOUR VOTES.
PLEASE DATE, SIGN, AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.

                                   YES    NO
          DO YOU PLAN TO ATTEND    / /   / /
          THE ANNUAL MEETING?

SIGNATURE(S)                  DATE      SIGNATURE(S)             DATE
            -----------------     -----             ------------     ------

NOTE: Please sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee, guardian, partner, etc., please indicate your title as such. If shares held by corporation, sign in full corporate name by authorized officer. If shares held in the name of two or more persons, all should sign.